
                                                                  Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                         LIONS GATE ENTERTAINMENT CORP.,

                              LGE MERGER SUB, INC.

                                       AND

                             TRIMARK HOLDINGS, INC.







                            -------------------------
                                  JUNE 6, 2000
                            -------------------------


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                               TABLE OF CONTENTS


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ARTICLE I                  DEFINITIONS..........................................................................1
         1.1      Certain Definitions...........................................................................1
         1.2      Other Definitions.............................................................................8

ARTICLE II                 BASIC TRANSACTION....................................................................9
         2.1      Merger; Surviving Corporation.................................................................9
         2.2      Certificate of Incorporation..................................................................9
         2.3      By-Laws.......................................................................................9
         2.4      Directors and Officers........................................................................9
         2.5      Effective Time.  ............................................................................10
         2.6      Surrender of Company Certificates............................................................10
         2.7      Merger Consideration; Conversion and Cancellation of Securities..............................12
         2.8      Stock Transfer Books.  ......................................................................13
         2.9      Dissenting Shares.  .........................................................................13
         2.10     Closing.  ...................................................................................13
         2.11     Treatment of Certain Outstanding Options.....................................................13

ARTICLE III                REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................14
         3.1      Organization and Qualification.  ............................................................14
         3.2      Capitalization...............................................................................14
         3.3      Authority and Validity.  ....................................................................15
         3.4      No Breach or Violation.  ....................................................................15
         3.5      Consents and Approvals.  ....................................................................16
         3.6      Title to Non-Film Assets.....................................................................16
         3.7      Non-Film Intellectual Property...............................................................17
         3.8      Compliance with Legal Requirements.  ........................................................17
         3.9      Financial and Other Information..............................................................17
         3.10     Subsequent Events.  .........................................................................18
         3.11     Undisclosed Liabilities......................................................................19
         3.12     Legal Proceedings.  .........................................................................19
         3.13     Taxes.  .....................................................................................19
         3.14     Employee Benefits; Employees.  ..............................................................20
         3.15     Material Company Contracts.  ................................................................22
         3.16     Books and Records.  .........................................................................22
         3.17     Insurance....................................................................................22
         3.18     Environmental Matters........................................................................22
         3.19     Matters Regarding the Company Film Library...................................................23
         3.20     Films In Progress............................................................................25
         3.21     Development Projects.........................................................................26
         3.22     Brokers or Finders.  ........................................................................26
         3.23     Fairness Opinion.............................................................................26
         3.24     Disclosure.  ................................................................................26
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                                       i
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ARTICLE IV                 REPRESENTATIONS AND WARRANTIES OF LIONS GATE........................................26
         4.1      Organization and Qualification.  ............................................................27
         4.2      Capitalization...............................................................................27
         4.3      Authority and Validity.  ....................................................................28
         4.4      No Breach or Violation.  ....................................................................28
         4.5      Consents and Approvals.  ....................................................................29
         4.6      Title to Assets..............................................................................29
         4.7      Non-Film Intellectual Property...............................................................29
         4.8      Compliance with Legal Requirements...........................................................29
         4.9      Legal Proceedings............................................................................30
         4.10     Subsequent Events............................................................................30
         4.11     Undisclosed Liabilities......................................................................30
         4.12     Taxes........................................................................................30
         4.13     Employee Benefits; Employees.................................................................31
         4.14     Material Lions Gate Contracts................................................................32
         4.15     Books and Records............................................................................32
         4.16     Insurance.  .................................................................................32
         4.17     Environmental Matters........................................................................32
         4.18     Matters Regarding Lions Gate Film Library....................................................32
         4.19     Films In Progress............................................................................35
         4.20     Development Projects.........................................................................35
         4.21     Financial and Other Information..............................................................35
         4.22     Canadian Control.............................................................................36
         4.23     Canadian Tax Credits.........................................................................36
         4.24     Canadian Securities Compliance...............................................................36
         4.25     Canadian Securities Laws Matters.............................................................36
         4.26     Vote Required................................................................................36
         4.27     No Orders....................................................................................36
         4.28     Listings.....................................................................................37
         4.29     Brokers or Finders...........................................................................37
         4.30     Fairness Opinion.............................................................................37
         4.31     Disclosure.  ................................................................................37

ARTICLE V                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB........................................37
         5.1      Organization and Qualification.  ............................................................38
         5.2      Certificate of Incorporation and Bylaws.  ...................................................38
         5.3      Authority.  .................................................................................38
         5.4      No Conflict; Required Filings and Consents...................................................38
         5.5      Legal Proceedings............................................................................39
         5.6      Vote Required.  .............................................................................39

ARTICLE VI                 PRE-CLOSING COVENANTS OF THE COMPANY................................................39
         6.1      Additional Information.  ....................................................................39
         6.2      No Solicitations.............................................................................39
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                                       ii
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         6.3      Continuity and Maintenance of Operations.....................................................40
         6.4      Consents and Approvals.......................................................................41
         6.5      Meeting of the Company Shareholders..........................................................42
         6.6      Securities Filings; Financial Information.  .................................................43
         6.7      Notification of Certain Matters.  ...........................................................43
         6.8      Company Disclosure Statement.................................................................43
         6.9      State Statutes.  ............................................................................44
         6.10     Employee Matters.............................................................................44
         6.11     Termination of Bonus Plan....................................................................44
         6.12     2000 Company Financial Statements.  .........................................................45
         6.13     Transfer of Stock of Certain Production Affiliates...........................................45

ARTICLE VII                PRE-CLOSING COVENANTS OF THE LIONS GATE PARTIES.....................................45
         7.1      Additional Information.......................................................................45
         7.2      Continuity and Maintenance of Operations.....................................................45
         7.3      Consents and Approvals.......................................................................46
         7.4      Meeting of the Lions Gate Shareholders.......................................................46
         7.5      Merger Registration Statement.  .............................................................47
         7.6      Financial and Other Information.  ...........................................................47
         7.7      Notification of Certain Matters.  ...........................................................48
         7.8      Lions Gate Disclosure Statement..............................................................48
         7.9      Section 16 Matters...........................................................................48
         7.10     Stock Exchange Listings......................................................................48
         7.11     State Statutes...............................................................................49

ARTICLE VIII               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE LIONS GATE PARTIES.......................49
         8.1      Accuracy of Representations..................................................................49
         8.2      Covenants.  .................................................................................50
         8.3      Consents and Approvals.......................................................................50
         8.4      Dissenters' Rights.  ........................................................................50
         8.5      Delivery of Documents.  .....................................................................50
         8.6      No Material Adverse Change.  ................................................................51
         8.7      No Litigation.  .............................................................................51
         8.8      Lions Gate Merger Registration Statement; Blue Sky Laws......................................51
         8.9      Canadian Exemption...........................................................................52
         8.10     Employment Agreement.  ......................................................................52
         8.11     Credit Line..................................................................................52
         8.12     Section 367.  ...............................................................................52

ARTICLE IX                 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY..................................52
         9.1      Accuracy of Representations..................................................................52
         9.2      Covenants.  .................................................................................53
         9.3      Consents and Approvals.......................................................................53
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                                       iii
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         9.4      Delivery of Documents.  .....................................................................53
         9.5      No Material Adverse Change.  ................................................................54
         9.6      No Litigation.  .............................................................................54
         9.7      Exchange Listing.  ..........................................................................54
         9.8      Lions Gate Merger Registration Statement; Blue Sky Laws......................................54
         9.9      Canadian Exemption...........................................................................55
         9.10     Employment Agreement.........................................................................55
         9.11     Credit Line..................................................................................55
         9.12     Section 367.  ...............................................................................55

ARTICLE X                  POST CLOSING COVENANTS..............................................................55
         10.1     Board Appointment.  .........................................................................55
         10.2     Indemnification of Directors, Officers and Managers of the Company and its
                  Predecessors; Directors' and Officers' Insurance.............................................55
         10.3     Reports Under Securities Exchange Act of 1934................................................56
         10.4     Employee Benefits............................................................................56
         10.5     Gain Recognition Agreement.  In order to satisfy Sections 8.12 and 9.12, certain
                  Company Shareholders must each enter into a "Gain Recognition Agreement Under................57
         10.6     Section 367 Reporting.  .....................................................................57

ARTICLE XI                 TERMINATION.........................................................................58
         11.1     Termination.  ...............................................................................58
         11.2     Effect of Termination........................................................................59

ARTICLE XII                SURVIVAL OF REPRESENTATIONS AND WARRANTIES..........................................60
         12.1     Survival of Representations and Warranties...................................................60

ARTICLE XIII               MISCELLANEOUS.......................................................................60
         13.1     Parties Obligated and Benefited.  ...........................................................60
         13.2     Notices.  ...................................................................................60
         13.3     Attorneys' Fees.  ...........................................................................61
         13.4     Headings.  ..................................................................................61
         13.5     Choice of Law.  .............................................................................61
         13.6     Rights Cumulative.  .........................................................................61
         13.7     Further Actions.  ...........................................................................61
         13.8     Time of the Essence.  .......................................................................61
         13.9     Late Payments.  .............................................................................62
         13.10    Counterparts.  ..............................................................................62
         13.11    Entire Agreement.  ..........................................................................62
         13.12    Third Party Beneficiaries....................................................................62
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                                       iv
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EXHIBITS
--------

Exhibit 1         Registration Rights Agreement
Exhibit 2         Top Company Films
Exhibit 3         Top Lions Gate Films
Exhibit 4         Voting Agreement
Exhibit 5         Additional Films

        AGREEMENT AND PLAN OF MERGER, dated June 6, 2000 (the "Agreement"), among LIONS GATE ENTERTAINMENT CORP., a corporation incorporated under the laws of the British Columbia, ("Lions Gate"), LGE MERGER SUB, INC., a Delaware corporation ("Merger Sub") and TRIMARK HOLDINGS, INC., a Delaware corporation (the "Company"). Lions Gate, Merger Sub and the Company are collectively referred to herein as the "Parties." Lions Gate and Merger Sub are sometimes referred to herein collectively as the "Lions Gate Parties."

                                    RECITALS:

        The Parties intend for Lions Gate to acquire the Company and its Subsidiaries by means of the merger of the Company with and into Merger Sub, upon the terms and subject to the conditions set forth herein.

        For federal income tax purposes, it is intended that the Merger will qualify as a reorganization under Section 368(a) of the Code.

        NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        1.1 CERTAIN DEFINITIONS. The following terms shall, when used in this Agreement, have the following meanings:

        "Acquisition" means the acquisition by a Person of any businesses, assets or property other than in the Ordinary Course, whether by way of the purchase of assets or stock, by merger, consolidation or otherwise.

        "Acquisition Proposal" means any proposal for a merger or other business combination to which the Company, or any Subsidiary of the Company is a party or the direct or indirect acquisition of any substantial equity interest in, or a substantial portion of the assets of the Company, or any Subsidiary of the Company, other than the transactions contemplated by this Agreement.

        "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, assessments, dues, penalties, fines, interest, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses and fees (including court costs, settlement costs, legal, accounting, experts' and other fees, costs and expenses).

        "Affiliate" means, with respect to any Person: (i) any Person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such other Person (other than passive or institutional investors); (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; and (iv) any officer, director or partner of such other Person. "Control" for the foregoing purposes shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

        "BCSC" means the British Columbia Securities Commission.

        "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in Los Angeles, California, are required or authorized to be closed.

        "Canadian Securities Laws" means all applicable securities laws in each of the provinces of British Columbia, Alberta, Manitoba, Ontario and Quebec and the respective regulations and rules under such laws together with the applicable published policy statements of the securities regulatory authorities in each of such provinces.

        "Code" means the United States Internal Revenue Code of 1986, as amended.

        "Collateral Documents" mean the Exhibits and any other documents, instruments and certificates to be executed and delivered by the Parties hereunder or thereunder.

        "Commission" means the Securities and Exchange Commission or any Regulatory Authority that succeeds to its functions.

        "Company Assets" mean all properties, assets, privileges, powers, rights, interests and claims of every type and description that are owned, leased, held, used or useful in the Company Business and in which the Company or any of its Subsidiaries has any right, title or interest or in which the Company or any of its Subsidiaries acquires any right, title or interest on or before the Closing Date, wherever located, whether known or unknown, and whether or not now or on the Closing Date on the books and records of the Company or any of its Subsidiaries, but excluding any of the foregoing, if any, transferred prior to the Closing pursuant to this Agreement or any Collateral Documents.

        "Company Business" means the Film distribution and licensing business conducted by the Company and its Subsidiaries.

        "Company Credit Agreement" means the Credit, Security, Guaranty and Pledge Agreement, dated December 20, 1996, by and between the Company's principal operating Subsidiaries, The Chase Manhattan Bank, as Administrative Agent and Fronting Bank, as amended.

        "Company Disclosure Statement" means the disclosure statement delivered by the Company to Lions Gate concurrently with the execution of this Agreement, as supplemented pursuant to Section 6.8.

        "Company Film Library" means all of the Films in which the Company or any of its Subsidiaries has any right, title or interest.

        "Company SEC Filings" means the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, its quarterly reports on Form 10-Q for each of the quarters ended September 30, 1999, December 31, 1999 and March 31, 2000 and all other reports filed and to be filed by the Company with the Commission prior to the Effective Time.

        "Company Shareholders" means, as of any particular date, the holders of Company Capital Stock on that date.

        "Completed Film Production Entities" has the meaning provided in Section
6.13 of this Agreement.

        "Employee Benefit Plan" means any: (a) nonqualified deferred compensation or retirement plan or arrangement that is an Employee Pension Benefit Plan; (b) qualified defined contribution retirement plan or arrangement that is an Employee Pension Benefit Plan; (c) qualified defined benefit retirement plan or arrangement that is an Employee Pension Benefit Plan (including any Multiemployer Plan); (d) Employee Welfare Benefit Plan or material fringe benefit plan or program; or (e) other employee benefit arrangement or payroll practice.

        "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

        "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

        "Encumbrance" means any material mortgage, pledge, lien, encumbrance, charge, security interest, security agreement, conditional sale or other title retention agreement, limitation, option, assessment, restrictive agreement, restriction, adverse interest, restriction on transfer or exception to or material defect in title or other ownership interest (including restrictive covenants, leases and licenses).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Exchange Agent" means the institution selected by Lions Gate and approved by the Company to act as exchange agent in accordance with Section 2.6(a).

        "Film" means any feature or non-feature motion picture or other audio-visual work (including but not limited to any Film In Progress or any New Release), whether produced for theatrical, non-theatrical, home video or television release or for release in any other medium now known or unknown or hereafter developed, including any television program or series, in each case whether recorded on film, video tape, video cassette, cassette, cartridge, disk or on or by any other means, method, process or device whether now known or hereafter developed.

        "Film Asset Acquisition Agreement" means, with respect to any Person, a Film Contract pursuant to which that Person has acquired from another Person, or is obligated to acquire from another Person, all or any of such other Person's rights in any Film.

        "Film Asset Exploitation Agreement" means, with respect to any Person, a Film Contract pursuant to which that Person has granted to another Person, or is obligated to grant to another Person, all or any part of that Person's rights to exploit any Film.

        "Film Contracts" means, with respect to any Person, all contracts, agreements, warranties, guaranties, indentures, bonds, options, leases, subleases, mortgages, licenses, commitments or binding arrangements of any nature whatsoever, express or implied, written or unwritten, relating to any Film, and all amendments thereto, entered into or binding upon that Person or to which any right, title or interest of that Person in any Film may be subject.

        "GAAP" means, with respect to the Company and its Subsidiaries, United States generally accepted accounting principles as in effect from time to time and, with respect to Lions Gate and its Subsidiaries, Canadian generally accepted accounting principles as in effect from time to time.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "ITA" means the Income Tax Act (Canada), as amended.

        "Legal Requirement" means any statute, ordinance, law, rule, regulation, code, injunction, judgment, order, decree, ruling, or other requirement enacted, adopted or applied by any Regulatory Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

        "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

        "Lions Gate Assets" mean all properties, assets, privileges, powers, rights, interests and claims of every type and description that are owned, leased, held, used or useful in the Lions Gate Business and in which Lions Gate or any of its Subsidiaries has any right, title or interest or in which Lions Gate or any of its Subsidiaries acquires any right, title or interest on or before the Closing Date, wherever located, whether known or unknown, and whether or not now or on the Closing Date on the books and records of Lions Gate or any of its Subsidiaries.

        "Lions Gate Business" means the business conducted by Lions Gate and its Subsidiaries.

        "Lions Gate Common Stock" means the no par value common shares of Lions Gate.

        "Lions Gate Credit Agreement" means, collectively, all credit agreements, loan agreements and other agreements, notes and instruments providing for each credit facility to which Lions Gate or any of its Subsidiaries is a party.

        "Lions Gate Disclosure Statement" means the disclosure statement delivered by the Lions Gate Parties to the Company concurrently with the execution of this Agreement, as supplemented pursuant to Section 7.8.

        "Lions Gate Film Library" means all of the Films in which Lions Gate or any of its Subsidiaries has any right, title or interest.

        "Lions Gate Preferred Stock" means the 5.25% Convertible Redeemable Preferred Shares, Series A of Lions Gate.

        "Lions Gate Securities Filings" means Lions Gate's annual report on Form 20-F for the year ended March 31, 1999, and all other reports filed and to be filed with the Commission prior to the Effective Time.

        "Market Price" per share of Lions Gate Common Stock on any day means the average of the Quoted Prices of the Lions Gate Common Stock for the 30 consecutive trading days immediately preceding such day.

        "Material Adverse Effect on the Company" means a material adverse effect on (i) the assets, Liabilities, properties or business of the Company and its Subsidiaries, taken as a whole, (ii) the validity, binding effect or enforceability of this Agreement or the Collateral Documents or (iii) the ability of the Company or any of the Company to perform its obligations under this Agreement and the Collateral Documents; provided, however, that none of the following shall constitute a Material Adverse Effect on the Company: (i) the filing, initiation and subsequent prosecution, by or on behalf of shareholders of the Company, of litigation that challenges or otherwise seeks damages with respect to the Merger, this Agreement and/or transactions contemplated thereby or hereby, (ii) occurrences due to a disruption of the Company's or its Subsidiaries' businesses as a result of the announcement of the execution of this Agreement or changes caused by the taking of action required by this Agreement, (iii) general economic conditions, (iv) any changes generally affecting the industries in which the Company and its Subsidiaries operate, or
(v) a change in market price or trading volume of Company Common Stock.

        "Material Adverse Effect on Lions Gate" means a material adverse effect on (i) the assets, Liabilities, properties or business of Lions Gate and its Subsidiaries, taken as a whole, (ii) the validity, binding effect or enforceability of this Agreement or the Collateral Documents or (iii) the ability of Lions Gate or any of the Lions Gate Parties to perform its obligations under this Agreement and the Collateral Documents; provided, however, that none of the following shall constitute a Material Adverse Effect on Lions Gate: (i) the filing, initiation and subsequent prosecution, by or on behalf of shareholders of Lions Gate, of litigation that challenges or otherwise seeks damages with respect to the Merger, this Agreement and/or transactions contemplated thereby or hereby, (ii) occurrences due to a disruption of Lions Gate's or its Subsidiaries' businesses as a result of the announcement of the execution of this Agreement or changes caused by the taking of action required by this Agreement, (iii) general economic conditions, (iv) any changes generally affecting the industries in which Lions Gate and its Subsidiaries operate, or
(v) a change in market price or trading volume of Lions Gate Common Stock.

        "Merger Consideration" means the shares of Lions Gate Common Stock and cash deliverable by Lions Gate in exchange for Company Capital Stock pursuant to
Section 2.7.

        "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

        "Ordinary Course" with reference to a Person means the ordinary course of business consistent with past practice of that Person and its Subsidiaries (including with respect to quantity and frequency).

        "Permit" means any license, permit, consent, approval, registration, authorization, qualification or similar right granted by a Regulatory Authority.

        "Permitted Liens" means (i) liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings; (ii) rights reserved to any Governmental Authority to regulate the affected property; (iii) statutory liens of banks and rights of set-off; (iv) as to leased Assets, interests of the lessors and sublessors thereof and liens affecting the interests of the lessors and sublessors thereof; (v) inchoate materialmen's, mechanics', workmen's, repairmen's or other like liens arising in the Ordinary Course; (vi) liens incurred or deposits made in the Ordinary Course in connection with workers' compensation and other types of social security; (vii) licenses of trademarks or other intellectual property rights granted by the Company or Lions Gate, as the case may be, in the Ordinary Course and not interfering in any material respect with the Ordinary Course of the business of the Company or Lions Gate, as the case may be; (viii) as to any Film or related assets, SAG or other union, guild or similar lien or right against such assets; (ix) as to any liens or other encumbrances which are customarily incurred in connection with production financing; and (x) as to real property, any encumbrance, adverse interest, constructive or other trust, claim, attachment, exception to or defect in title or other ownership interest (including, but not limited to, reservations, rights of entry, rights of first refusal, possibilities of reverter, encroachments, easement, rights-of-way, restrictive covenants, leases, and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, under any Contract or otherwise, that do not, individually or in the aggregate, materially and adversely affect or impair the value or use thereof as it is currently being used in the Ordinary Course.

        "Person" means any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Regulatory Authority or other entity.

        "Physical Properties" shall mean all physical properties of every kind or nature of or relating to any Film and all versions thereof, including, without limitation, exposed film, developed film, positives, negatives, prints, answer prints, special effects, preparing materials (including interpositives, negatives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, and all other forms of pre-print elements which may be necessary or useful to produce prints or other copies or additional pre-print elements, whether now known or hereafter devised), soundtracks, recordings, audio and video tapes and discs of all types and gauges, cutouts, trims and any and all other physical properties of every kind and nature relating to any Film in whatever state of completion, and all duplicates, drafts, versions and copies of each thereof.

        The "Quoted Price" of the Lions Gate Common Stock on any day means the last reported sale price on such day (regular way) of the Lions Gate Common Stock as reported by the American Stock Exchange.

        "Regulatory Authority" means: (i) the United States of America; (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like); (iii) Canada and any other foreign (as to the United States of America) sovereign entity and any political subdivision thereof; or (iv) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

        "Registration Rights Agreement" means the form of registration rights agreement attached hereto as Exhibit 1.

        "Representative" means any director, officer, employee, agent, consultant, advisor or other representative of a Person, including legal counsel, accountants and financial advisors.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Subsidiary" of a specified Person means (a) any Person if securities having ordinary voting power (at the time in question and without regard to the happening of any contingency) to elect a majority of the directors, trustees, managers or other governing body of such Person are held or controlled by the specified Person or a Subsidiary of the specified Person; (b) any Person in which the specified Person and its Subsidiaries collectively hold a 50% or greater equity interest; (c) any partnership or similar organization in which the specified Person or Subsidiary of the specified Person is a general partner; or (d) any Person the management of which is directly or indirectly controlled by the specified Person and its Subsidiaries through the exercise of voting power, by contract or otherwise. For purposes of this Agreement, Subsidiaries of the Company shall be deemed to include each Subsidiary of William Wesley.

        "Superior Offer" means any unsolicited, bona fide written offer made by a third party to consummate any of the following transactions (other than the Merger): (i) a merger or consolidation involving the Company which results in a sale of the Company and its Subsidiaries, as a group, (ii) the acquisition by any Person or group (including by way of a tender offer or an exchange offer or a two step transaction involving a tender offer or exchange offer followed with reasonable promptness by a cash-out merger involving the Company), directly or indirectly, of ownership of 80% or more of the then outstanding shares of capital stock of the Company, or (iii) the sale or disposition of all or substantially all the assets of the Company to a third party, in each case on terms that the Board of Directors of the Company determines, in its good faith judgment, to be more favorable to the Company Shareholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the good faith judgment of the Company's board of directors to be obtained by such third party on a timely basis.

        "Tax" means any U.S. or Canadian federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible property, recording, occupancy, sales, use, transfer, registration, value added minimum, estimated or other tax of any kind whatsoever, including any interest, additions to tax, penalties, fees, deficiencies, assessments, additions or other charges of any nature with respect thereto, whether disputed or not.

        "Tax Return" means any return, declaration, report, claim for refund or credit or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        "Top Company Films" means those Films set forth on Exhibit 2.

        "Top Lions Gate Films" means the Films set forth on Exhibit 3.

        "Treasury Regulations" means regulations promulgated by the U.S. Treasury Department under the Code.

        "Voting Agreement" means the form of voting agreement attached hereto as
Exhibit 4.

        1.2 OTHER DEFINITIONS. The following terms shall, when used in this Agreement, have the meanings assigned to such terms in the Sections indicated.


TERM                                                                SECTION
----                                                                -------
"Agreement" ...................................................    Preamble
"Assumed Tax on Gain"..........................................        10.5
"Assumed Tax Factor"...........................................        10.5
"Canadian Lions Gate Reports" .................................        4.24
"Certificate of Merger" .......................................         2.5
"CGCL" ........................................................         2.9
"Closing" .....................................................        2.10
"Closing Date" ................................................        2.10
"Company Capital Stock" .......................................      2.7(a)
"Company Certificates" ........................................      2.6(c)
"Company Development Projects" ................................        3.21
"Company Films in Progress" ...................................     3.20(a)
"Company Financial Statements".................................      3.9(a)
"Company Non-Film Intellectual Property Rights"................      3.7(a)
"Company Shareholders' Meeting"................................        6.13
"Company Termination Fee"......................................     11.2(b)
"Completed Film Production Entities............................      6.5(a)
"Current Market Price".........................................  2.7(a)(ii)
"DGCL".........................................................         2.1
"Dissenting Shares" ...........................................         2.9
"Effective Time" ..............................................         2.5
"Environmental Laws" ..........................................        3.18
"Five-Year Gain Recognition Agreement..........................        10.5
"Gross-Up Amount"..............................................        10.5
"Lions Gate Development Projects" .............................        4.20
"Lions Gate Financial Statements" .............................     4.21(a)



"Lions Gate Merger Registration Statement" ....................         7.5
"Lions Gate Non-Film Intellectual Property Rights" ............         4.7
"Lions Gate Parties" ..........................................    Preamble
"Lions Gate Shareholders' Meeting" ............................      7.4(a)
"Lions Gate Termination Fee"...................................     11.2(c)
"Material Company Contract" ...................................         3.4
"Material Lions Gate Contract" ................................         4.4
"Merger" ......................................................         2.1
"Notice of Superior Offer".....................................      6.5(c)
"Options" .....................................................      3.2(c)
"Parties" .....................................................    Preamble
"Section 367 Gain".............................................        10.5
"Surviving Corporation" .......................................         2.1


                                   ARTICLE II

                                BASIC TRANSACTION

        2.1 MERGER; SURVIVING CORPORATION. In accordance with and subject to the provisions of this Agreement and the General Corporation Law of the State of Delaware ("DGCL"), at the Effective Time, the Company shall be merged with and into Merger Sub (the "Merger"), and Merger Sub shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. At the Effective Time, the separate existence of the Company shall cease. All properties, franchises and rights belonging to the Company and Merger Sub, by virtue of the Merger and without further act or deed, shall be vested in the Surviving Corporation, which shall thenceforth be responsible for all the liabilities and obligations of each of Merger Sub and the Company.

        2.2 CERTIFICATE OF INCORPORATION. Merger Sub's certificate of incorporation, as in effect at the Effective Time, shall be amended and restated effective at the Effective Time to be as set forth in the Certificate of Merger, and, as so amended and restated shall thereafter continue in full force and effect as the certificate of incorporation of the Surviving Corporation until altered or amended as provided therein or by law.

        2.3 BY-LAWS. Merger Sub's by-laws, as in effect at the Effective Time, shall be the by-laws of the Surviving Corporation until altered, amended or repealed as provided therein or by law.

        2.4 DIRECTORS AND OFFICERS. The directors of Merger Sub prior to the Effective Time shall continue to serve after the Effective Time, but Lions Gate shall immediately thereafter take such action as may be necessary to cause those Persons mutually agreed upon by the Parties to be elected to serve as directors of the Surviving Corporation. The members of the board of directors of the Surviving Corporation, as so reconstituted, shall serve thereafter in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and the DGCL. The officers of Merger Sub prior to the Effective Time shall continue to serve as officers of the Surviving Corporation, but Lions Gate shall, immediately thereafter, cause those Persons mutually agreed upon by the Parties to be appointed as the officers of the Surviving Corporation.

The officers of the Surviving Corporation shall thereafter serve at the pleasure of the board of directors of the Surviving Corporation in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and the DGCL.

        2.5 EFFECTIVE TIME. The Merger shall become effective at the time and date that the certificate of merger (the "Certificate of Merger"), in form and substance acceptable to the Parties, is accepted for filing by the Secretary of State of the State of Delaware in accordance with the provisions of Section 251 of the DGCL. The Certificate of Merger shall be executed by the Surviving Corporation and delivered to the Secretary of State of the State of Delaware for filing on the Closing Date. The date and time when the Merger becomes effective are referred to herein as the "Effective Time."

        2.6     SURRENDER OF COMPANY CERTIFICATES.

                (a) EXCHANGE AGENT. Lions Gate shall engage Chase Mellon Shareholder Services, LLC, or such other institution as may be reasonably approved by the Company to act as the Exchange Agent in the Merger.

                (b) LIONS GATE TO PROVIDE MERGER CONSIDERATION. Within five Business Days prior to the Effective Time, Lions Gate shall make available to the Exchange Agent for exchange in accordance with this
        ARTICLE II at least 95% of (i) the cash component of the Merger Consideration and (ii) any dividends or distributions to which holders of shares of the Company Common Stock may be entitled pursuant to
        Section 2.6(d).

                (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, Lions Gate shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Company Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Exchange Agent and which shall be in such form and have such other provisions as Lions Gate may reasonably specify) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration, cash in lieu of any fractional shares pursuant to
        Section 2.7(d) and any dividends or other distributions pursuant to
        Section 2.6(d). Upon surrender of Company Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Lions Gate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Company Certificates shall be entitled to receive the Merger Consideration in exchange therefor, payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 2.7(d) and any dividends or distributions payable pursuant to Section 2.6(d), and the Company Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Company Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 2.9, to evidence the ownership of the number of full shares of Lions Gate Common Stock into which such shares of the Company Common Stock shall have been so converted and the right to receive the other Merger Consideration pursuant to Section 2.7(a), the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with
Section 2.7(d) and any dividends or distributions payable pursuant to Section 2.6(d).

                (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the date of this Agreement with respect to Lions Gate Common Stock with a record date after the Effective Time, will be paid to the holders of any unsurrendered Company Certificates with respect to the shares of Lions Gate Common Stock represented thereby until the holders of record of such Company Certificates shall surrender such Company Certificates. Subject to applicable law, following surrender of any such Company Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, the Merger Consideration along with payment in lieu of fractional shares pursuant to Section 2.7(d) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Lions Gate Common Stock.

                (e) TRANSFERS OF OWNERSHIP. If certificates for shares of Lions Gate Common Stock are to be issued in a name other than that in which the Company Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Company Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Lions Gate or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of Lions Gate Common Stock in any name other than that of the registered holder of the Company Certificates surrendered, or established to the satisfaction of Lions Gate or any agent designated by it that such tax has been paid or is not payable.

                (f) REQUIRED WITHHOLDING. Each of the Exchange Agent, Lions Gate and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of the Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable laws. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

                (g) NO LIABILITY. Notwithstanding anything to the contrary in this Section 2.6, neither the Exchange Agent, Lions Gate, the Surviving Corporation nor any party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Company Certificate shall not have been surrendered prior to the date immediately prior to the date on which such property would otherwise escheat to or become the property of any Governmental or Regulatory Authority, any such property, to the extent permitted by applicable law, shall become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                (h) TERMINATION. Any property provided to the Exchange Agent which remains undistributed to holders of the Company Certificates for 120 days after the Effective Time shall be delivered to Lions Gate, upon demand, and any holders of the Company Certificates who have not theretofore complied with this ARTICLE II shall thereafter look only to Lions Gate or the Surviving Corporation for, and Lions Gate and the Surviving Corporation shall remain liable for, payment of their claim for Merger Consideration, any cash in lieu of fractional shares of Lions Gate Common Stock and any dividends or distributions with respect to Lions Gate Common Stock, without interest thereon.

        2.7     MERGER CONSIDERATION; CONVERSION AND CANCELLATION OF SECURITIES.

                (a) CONVERSION OF COMPANY CAPITAL STOCK. At the Effective Time of the Merger each of the issued and outstanding shares of the common stock of the Company, par value of $0.001 per share (the "Company Capital Stock") outstanding immediately before the Effective Time, other than shares described in Section 2.7(b) and other than Dissenting Shares, shall be converted, by virtue of the Merger and without any further action on the part of the holders thereof, into:

                        (i)     the right to receive U.S. $4.50 in cash; and

                        (ii) 2 shares of Lions Gate Common Stock; provided, however, that to the extent the Market Price per share of Lions Gate Common Stock as of the fifth calendar day prior to the date of the Company Shareholders' Meeting (and not any adjournment thereof) ("Current Market Price") is less than U.S. $2.75 per share, then the number of shares of Lions Gate Common Stock delivered as part of the Merger Consideration shall be the result obtained by dividing U.S. $5.50 by the Current Market Price.

If between the date of this Agreement and the Closing Date, Lions Gate shall subdivide or combine the outstanding Lions Gate Common Stock or shall declare a dividend on Lions Gate Common Stock payable in Lions Gate Common Stock (or set a record date with respect thereto), the number of shares of Lions Gate Common Stock determined above shall be adjusted to reflect fully the appropriate effect of any such subdivision, combination or dividend.

                (b) TREASURY SHARES, ETC. Each share of Company Capital Stock held in the treasury of the Company and each share of Company Capital Stock, if any, held by Lions Gate or any Subsidiary of Lions Gate or of the Company immediately before the Effective Time shall be cancelled and extinguished, and nothing shall be issued or paid in respect thereof.

                (c) MERGER SUB SHARES. Each share of common stock, par value U.S. $1.00 per share, of Merger Sub issued and outstanding immediately before the Effective Time shall remain issued and outstanding, and shall in all other respects remain unaffected by the Merger.

                (d) FRACTIONAL SHARES. No certificates or scrip evidencing fractional shares of Lions Gate Common Stock shall be issued in exchange for Company Capital Stock. In lieu of any such fractional shares, each holder of Company Capital Stock shall be paid an amount in cash (without interest), rounded upward to the nearest cent, determined by multiplying (i) the Market Price on the Closing Date of the Lions Gate Common Stock by (ii) the fractional share of Lions Gate Common Stock to which such holder would otherwise be entitled (taking into account all shares held of record by such holder at the Effective Time).

        2.8 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of shares of Company Capital Stock thereafter on the records of the Company.

        2.9 DISSENTING SHARES. Shares of Company Capital Stock which are issued and outstanding immediately prior to the Effective Time and which are held by persons who have properly exercised, and not withdrawn or waived, appraisal rights with respect thereto in accordance with Section 262 of the DGCL or Section 1300 of the California General Corporation Law ("CGCL"), as applicable (the "Dissenting Shares"), will not be converted into the right to receive the Merger Consideration, and holders of such shares of Company Capital Stock will be entitled, in lieu thereof, to receive payment of the appraised value of such shares of Company Capital Stock in accordance with the provisions of such Section 262 or Section 1300 unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the DGCL or the CGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Company Capital Stock will thereupon be treated as if they had been converted at the Effective Time into the right to receive the Merger Consideration, without any interest thereon. The Company will give Lions Gate prompt notice of any demands received by the Company for appraisal of shares of Company Capital Stock. Prior to the Effective Time, the Company will not, except with the prior written consent of Lions Gate make any payment with respect to, or settle or offer to settle, any such demands.

        2.10 CLOSING. The closing of the transactions contemplated by this Agreement and the Collateral Documents ("Closing") shall take place at the offices of Loeb & Loeb LLP, 10100 Santa Monica Boulevard, Suite 2100, Los Angeles, California 90067, or at such other location as the parties may agree, at 8:00 a.m., Pacific Daylight Time, on a Business Day specified by Lions Gate that may be on, but shall not be more than five Business Days after, all conditions precedent to the Closing set forth in ARTICLE VIII and ARTICLE IX have been satisfied or waived, or on such other date and at such other time as the Parties may agree, provided that all such conditions precedent have been satisfied or waived. The date on which the Closing actually occurs is referred to herein as the "Closing Date."

        2.11    TREATMENT OF CERTAIN OUTSTANDING OPTIONS.

                (a) At the Effective Time, Lions Gate will not assume the Company's obligations under any of the Options described in Section 3.2(c)(i) of the Company Disclosure Schedule and the Company shall cause all such Options to terminate, without liability to Lions Gate or the Surviving Corporation. Lions Gate shall cooperate with the Company so as to enable Persons who desire to exercise such Options prior to the Effective Time (which exercise may be deemed to occur immediately prior to and conditioned upon the Merger) to effect a complete or partial "cashless exercise" utilizing the Merger Consideration payable with respect to the Company Shares received (or to be received) upon the exercise of such Options to pay for both the exercise price of the Options and any required withholding amounts, provided that the cash component of the Merger Consideration shall be first applied to the withholding and then to the exercise price of the Options.

                (b) The Board of Directors or compensation committee of the Company and Lions Gate shall each grant all approvals and take all other actions required pursuant to Rules 16b-3(d) and 16b-3(e) under the Exchange Act to cause the disposition in the Merger of the Company Common Stock and Options and the acquisition in the Merger of Lions Gate Common Stock to be exempt from the provisions of Section 16(b) of the Exchange Act.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Lions Gate that the statements contained in this ARTICLE III are correct and complete as of the date of this Agreement and, except as provided in Section 8.1, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout ARTICLE III, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date and except for changes contemplated or permitted by this Agreement).

        3.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each Subsidiary of the Company is a business organization of the type described in Section 3.1 of the Company Disclosure Statement and is duly organized, validly existing and in good standing under the laws of the state identified in Section 3.1 of the Company Disclosure Statement. All of the Company's Subsidiaries are identified in Section 3.1 of the Company Disclosure Statement. The Company has, and each of its Subsidiaries has, all requisite power and authority to own, lease and use its assets as they are currently owned, leased and used and to conduct its business as it is currently conducted. The Company is, and each of its Subsidiaries is, duly qualified or licensed to do business in and is in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it make such qualification necessary, all of which are identified in Section 3.1 of the Company Disclosure Statement, except any such jurisdiction where the failure to be so qualified or licensed would not have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company to perform its obligations under this Agreement or any of the Collateral Documents.

        3.2     CAPITALIZATION.

                (a) The authorized, issued and outstanding capital stock and other ownership interests of the Company and each of its Subsidiaries (including all options and warrants to acquire capital stock of the Company and any Subsidiary) as of June 1, 2000 are fully and accurately described in Section 3.2(a) of the Company Disclosure Statement.

                (b) All of the issued and outstanding ownership interests in each Subsidiary of the Company are owned, beneficially and of record, by the Persons set forth in Section 3.2(b) of the Company Disclosure Statement, in the numbers and percentages set forth therein, and no other Person has any right, title or interest, whether legal or equitable, in said ownership interests

(except to the extent the Shareholders' ownership of the Company could be deemed to constitute beneficial ownership of the Company's Subsidiaries).

                (c) Section 3.2(c)(i) of the Company Disclosure Statement lists as of June 1, 2000 all outstanding or authorized options, warrants, purchase rights, preemptive rights or other contracts or commitments that could require the Company or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock or other ownership interests (collectively "Options"). Except as described in Section 3.2(c)(ii) of the Company Disclosure Statement, there are no authorized or outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company or any of its Subsidiaries, and no rights described in
Section 3.2(c)(ii) of the Company Disclosure Statement will be outstanding at the time of the Closing.

                (d) All of the issued and outstanding shares of Company Capital Stock, and all outstanding ownership interests of each of the Company's Subsidiaries, have been duly authorized and are validly issued and outstanding, fully paid and nonassessable (with respect to Subsidiaries that are corporations) and have been issued in compliance with applicable securities laws and other applicable Legal Requirements, and all of the outstanding ownership interests of each of the Company's Subsidiaries are subject to no Encumbrances other than under the Company Credit Agreement, or transfer restrictions under applicable securities laws except as described in Section 3.2(d) of the Company Disclosure Statement.

        3.3 AUTHORITY AND VALIDITY. The Company has all requisite corporate power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (subject to the approval of the Company Shareholders as contemplated by Section 6.5 and to receipt of any consents, approvals, authorizations or other matters referred to in Section 6.4). The execution and delivery by the Company of, the performance by the Company of its obligations under, and the consummation by the Company of the transactions contemplated by, this Agreement have been duly authorized by all requisite action of the Company (subject to the approval of the Company Shareholders as contemplated by Section 6.5). This Agreement has been duly executed and delivered by the Company and (assuming due execution and delivery by the Lions Gate Parties) is the legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles. Upon the execution and delivery of the Collateral Documents by each Person (other than the Lions Gate Parties) that is required by this Agreement to execute, or that does execute, this Agreement or any of the Collateral Documents, and assuming due execution and delivery thereof by the Lions Gate Parties, the Collateral Documents will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

        3.4 NO BREACH OR VIOLATION. Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Governmental Authorities and Persons identified in the exceptions to Section 3.5, the execution, delivery and performance by the Company of this Agreement and the Collateral Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of the Company under, or result in the creation or imposition of any Encumbrance upon the Company, any of its Subsidiaries, the Company Assets, the Company Business or the Company Capital Stock by reason of the terms of (i) the certificate of incorporation, by-laws or other charter or organizational document of the Company or any Subsidiary of the Company, (ii) any material contract, agreement, lease, indenture or other instrument to which the Company or any Subsidiary of the Company is a party or by or to which the Company, any Subsidiary of the Company or the Assets may be bound or subject and a violation of which would result in a Material Adverse Effect on the Company and its Subsidiaries taken as a whole (a "Material Company Contract"), (iii) any order, judgment, injunction, award or decree of any arbitrator or Regulatory Authority or any statute, law, rule or regulation applicable to the Company or any Subsidiary of the Company or (iv) any Permit of the Company or any Subsidiary of the Company, which in the case of (ii), (iii) or (iv) above would have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company to perform its obligations under this Agreement or any of the Collateral Documents.

        3.5 CONSENTS AND APPROVALS. Except for (i) requirements under the Exchange Act, the HSR Act, the NASDAQ Stock Market and the Company Credit Agreement, and (ii) requirements described in Section 3.5 of the Company Disclosure Statement, no consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by the Company or any of its Subsidiaries in connection with the execution, delivery and performance by them of this Agreement or any Collateral Document or for the consummation by them of the transactions contemplated hereby or thereby, except to the extent the failure to obtain any such consent, approval, authorization or order or to make any such registration or filing would not have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company to perform its obligations under this Agreement or any of the Collateral Documents.

        3.6 TITLE TO NON-FILM ASSETS. With respect to all assets and properties of the Company other than Films:

                (a) The Company does not own any real property. Section 3.6 of the Company Disclosure Statement includes an accurate and complete description of (i) all real property leased by the Company or any of its Subsidiaries (identifying the lessee and the lessor and describing the term and the payment terms) and (ii) each place of business of the Company or any of its Subsidiaries. The Company and its Subsidiaries have good title to the material Company Assets, free and clear of any and all Encumbrances, except (A) Encumbrances arising under the Company Credit Agreement, (B) the matters described in Section 3.6 of the Company Disclosure Statement (all of which will have been discharged at or before the Closing unless otherwise indicated in
Section 3.6 of the Company Disclosure Statement), (C) Permitted Liens, and (D) Encumbrances on property that would not have a Material Adverse Effect on the

Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company to perform its obligations under this Agreement or any of the Collateral Documents.

                (b) Except as provided by this Agreement, and except as described in Section 3.2 or 3.6 of the Company Disclosure Statement, no Person has any right to acquire, directly or indirectly, any interest in any of the Company's Subsidiaries or any material Company Assets, and there is no agreement to which the Company, any Subsidiary of the Company or any of their Affiliates is a party or is otherwise bound relating to the foregoing.

        3.7     NON-FILM INTELLECTUAL PROPERTY.

                (a) Section 3.7 of the Company Disclosure Statement sets forth a true and complete list of all registered patents, trademarks, copyrights and applications therefor relating to assets and properties of the Company other than Films or matters relating to Films owned by or registered in the name of the Company or any of its Subsidiaries, or in which the Company or any of its Subsidiaries has any right, license or interest (the "Company Non-Film Intellectual Property Rights"). Except as set forth in Section 3.7 of the Company Disclosure Statement, the Company is not a party to any material license agreement, either as licensor or licensee, with respect to any Company Non-Film Intellectual Property Rights. To the knowledge of the Company, the Company or one of its subsidiaries has good title to or the right to use all material Company Non-Film Intellectual Property Rights and all material inventions, processes, designs, formulae, trade secrets and know-how necessary for the operation of the Company Business without the payment of any royalty or similar payment.

                (b) To the knowledge of the Company, neither the Company nor any of its Subsidiaries has in its operation of the Company Business infringed upon, and the operation of the Business as currently conducted does not infringe upon, any patents, copyrights, trade names, trademarks or service marks of third parties, except to the extent any such infringement would not have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents and neither the Company nor any of its Subsidiaries has received any charge, complaint, claim, demand or notice alleging such infringement. To the knowledge of the Company, no third party has infringed upon any Company Non-Film Intellectual Property Rights.

        3.8     COMPLIANCE WITH LEGAL REQUIREMENTS. Except as described in
Section 3.8 of the Company Disclosure Statement, the Company and its Subsidiaries have operated the Company Business in compliance with all Legal Requirements applicable to the Company and its Subsidiaries except to the extent the failure to operate in compliance with all material Legal Requirements would not have a Material Adverse Effect on the Company. Except as described in
Section 3.8 of the Company Disclosure Statement, no action, suit, proceeding, hearing or investigation has been commenced or, to the Company's knowledge, threatened, and no charge, complaint, claim, demand or notice has been filed, against the Company or any of its Subsidiaries alleging any failure to so comply.

        3.9     FINANCIAL AND OTHER INFORMATION.

                (a) The historical financial statements (including the notes thereto) ("Company Financial Statements") contained in the Company SEC Filings have been prepared in all material respects in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto) and present fairly in all material respects the financial condition of the Persons reported on and their results of operations as of the dates and for the periods indicated (except as may be indicated in the notes thereto), subject in the case of the unaudited financial statements only to normal year-end adjustments (none of which will be material in amount) and the omission of footnotes. Lions Gate acknowledges and agrees that Company makes no representation, directly or indirectly, hereby or otherwise with respect to the impact of the May 2000 amendments to FASB 53.

                (b) The Company has filed each Company SEC filing which it was required to file with the SEC, except to the extent the failure to make such filing would not have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or on the ability of the Company or any of the Company to perform its obligations under this Agreement or the Collateral Documents. The Company SEC Filings did not, as of their filing dates contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or will be made, not misleading. The Company SEC filings when filed materially complied with all then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder.

                (c) No written information concerning the Company, its Subsidiaries or its Company Shareholders furnished to Lions Gate by the Company specifically for inclusion in the Lions Gate Registration Statement will at the time provided, or as of any later time confirmed in writing by any such Person, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or will be made, not misleading.

        3.10 SUBSEQUENT EVENTS. Except as set forth in Section 3.10 of the Company Disclosure Statement, or to the extent consented to in writing by Lions Gate, since March 31, 2000, except as disclosed in Company SEC Filings prior to the date hereof: (i) neither the Company nor any of its subsidiaries has sold, leased, transferred or assigned any of its material Company Assets outside of the Ordinary Course; (ii) no third party has accelerated, terminated, modified or canceled any material agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) relating to the Company, any of its Subsidiaries or the Company Business; (iii) neither the Company nor any of its Subsidiaries has imposed or permitted the imposition of any Encumbrance (other than Permitted Liens) upon any of the rights of the Company or its Subsidiaries in its material Assets outside of the Ordinary Course; (iv) neither the Company nor any of its Subsidiaries has made any material capital investment in, any loan to, or any Acquisition of the securities or assets of, any other Person (or series of related capital investments, loans or Acquisitions) other than loans to or investments in Subsidiaries of the Company; (v) neither the Company nor any of its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course in excess of $100,000 (exclusive of matters being contested in good faith); (vi) neither the Company nor any of its Subsidiaries has canceled, compromised, waived or released any rights or claims outside the Ordinary Course involving more than the reasonable approximation of $100,000 in the aggregate; and (vii) neither the Company nor any of its Subsidiaries have committed to any of the foregoing. Since March 31, 2000, there has not been any other occurrence, event, incident, action, failure to act or transaction involving the Company or any of its Subsidiaries which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company.

        3.11    UNDISCLOSED LIABILITIES.

                (a) As of the date of this Agreement, neither the Company nor any of its Subsidiaries has any Liability, except for (i) Liabilities reflected, accrued or reserved against in the Company Financial Statements as of March 31, 2000 or the notes thereto or disclosed in the Company SEC Filings,
(ii) Liabilities incurred after March 31, 2000 in the Ordinary Course, (iii) Liabilities incurred after March 31, 2000 under the Company Credit Agreement to finance expenditures not prohibited by this Agreement, (iv) Liabilities disclosed in Section 3.11 of the Company Disclosure Statement and (v) Liabilities incurred in connection with this Agreement.

                (b) As of the Closing Date, neither the Company nor any of its Subsidiaries will have any Liability, except for (i) Liabilities reflected, accrued or reserved against in the Company Financial Statements as of March 31, 2000, or the notes thereto, (ii) current Liabilities incurred after March 31, 2000, in the Ordinary Course, (iii) Liabilities incurred after March 31, 2000, under the Company Credit Agreement to finance expenditures not prohibited by this Agreement, (iv) Liabilities disclosed in Section 3.11 of the Company Disclosure Statement, and (v) liabilities incurred in connection with this Agreement.

        3.12 LEGAL PROCEEDINGS. Except as set forth in Section 3.12 of the Company Disclosure Statement, (i) there are no outstanding judgments or orders against or otherwise affecting or related to the Company, any of its Subsidiaries, the Company Business or the Company Assets; (ii) there is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the Company's knowledge, threatened that, if adversely determined, would have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

        3.13 TAXES. The Company has, and each of its Subsidiaries has, duly and timely filed in proper form all Tax Returns for all Taxes required to be filed with the appropriate Regulatory Authority, except where such failure would not have a Material Adverse Effect on the Company. All Taxes due and payable by the Company and any of its Subsidiaries (or claimed to be due and payable) have been paid (regardless whether Tax Returns relating to such Taxes have been duly and timely filed or, if filed, regardless whether such Tax Returns are deficient), except such amounts as (i) are not in the aggregate material or (ii) are being contested diligently and in good faith by appropriate proceedings and for which there are adequate reserves in the Company Financial Statements. The Company has furnished to Lions Gate true and correct copies of all income Tax Returns filed by it or any of its Subsidiaries in the past three years, all of which are accurate and complete in all material respects. Except as set forth in
Section 3.13 of the Company Disclosure Statement, there are no pending Tax audits, claims or proceedings relating to the Company any of its Subsidiaries, the Company Assets or the Company Business or income therefrom. Neither the Company nor any of its Subsidiaries has agreed to any waiver or extension of any statute of limitations relating to any Tax. Except as set forth in Section 3.13 of the Company Disclosure Statement, neither the Company nor any of its Subsidiaries is a: (i) member of a partnership, joint venture or other entity that may allocate income or Taxes to any of its members or (ii) party to any joint filing arrangement with any third party. Neither the Company nor any of its Subsidiaries is liable for any Tax of any other Person (other than the Company or a Subsidiary being acquired by Lions Gate in the Merger). Neither the Company nor any of its Subsidiaries has an outstanding power of attorney authorizing any Person to act on its behalf in connection with any Tax or Tax Return. Neither the Company nor any of its Subsidiaries has an outstanding closing agreement, request for a ruling or determination, request for a change in method of accounting, subpoena or request for information with or by any Regulatory Authority with respect to any Tax or Tax return. Neither the Company nor any of its Subsidiaries is required to include any adjustment under Section 481 of the Code or any corresponding provision of any Legal Requirement in income for any period ending after March 31, 2000.

        3.14 EMPLOYEE BENEFITS; EMPLOYEES. All Employee Benefit Plans maintained or contributed to by the Company are set forth in Section 3.14 of the Company Disclosure Statement. Except as set forth in Section 3.14 of the Company Disclosure Statement:

                (a) To the extent applicable, all such Employee Benefit Plans are, and have been at all times since their establishment, qualified for federal income tax purposes under Code Section 401(a) and the related trusts are, and have been at all times since their establishment, exempt from federal income tax under Code Section 501(a). All such Employee Benefit Plans are in compliance in all material respects with all applicable provisions of ERISA, including, but not limited to, the applicable reporting and disclosure requirements, as they relate to such plans, and the Company is not subject to any Liabilities based on past non-compliance, if any except to the extent such Liabilities would not have a Material Adverse Effect on the Company. Lions Gate and Merger Sub are not presently required under ERISA, the Code, any collective bargaining agreement or any other agreement to maintain or to continue to contribute to any Employee Benefit Plan maintained or contributed to by the Company.

                (b) The Company has made all required contributions under each Employee Benefit Plan listed in Section 3.14 of the Company Disclosure Statement for all periods through and including the fiscal year ended June 30, 1999, and has made all required contributions for subsequent periods or has provided adequate accruals therefor in the Company Financial Statements, except to the extent the failure to make such contributions or accruals would not have a Material Adverse Effect on the Company.

                (c) There is not now, and has not been, any violation of the Code or ERISA with respect to the filing of applicable reports, documents, and notices regarding the Employee Benefit Plans maintained or contributed to by the Company with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Employee Benefit Plans, except to the extent such violation would not have a Material Adverse Effect on the Company.

                (d) No fiduciary or other party in interest with respect to any of the Employee Benefit Plans maintained or contributed to by the Company has caused any of such plans to engage in a "prohibited transaction," as defined in ERISA Section 406.

                (e) The Company has never been obligated to contribute to any Multiemployer Plan to any benefit or pension plan or arrangement involving employees or service providers who do not ordinarily report for work within the United States, other than plans established by unions, guilds or similar Persons in connection with the motion picture industry.

                (f) There has been no violation of the "continuation coverage requirements" of "group health plans" as set forth in Code Section 4980B and Part 6 of Subtitle B of Title I of ERISA or the "HIPAA" requirements as set forth in Code Sections 9801 and 9802 and Part 7 of Subtitle B of ERISA with respect to any Employee Benefit Plan maintained by the Company to which such requirements apply.

                (g) The Company does not maintain retiree life and retiree health insurance plans which are Employee Welfare Benefit Plans providing for continuing benefits or coverage for any employee or any beneficiary of any employee after such employee's termination of employment (except to the extent such continued coverage is required by Code Section 4980B and Part 6 of Subtitle B of Title I of ERISA).

                (h) Prior to the Closing, the Company will not establish or create any new Employee Benefit Plan, except with the consent of Lions Gate, nor will the Company amend or modify as to any benefit or in any other way any existing Employee Benefit Plan, except with the consent of Lions Gate.

                (i) The Company does not maintain and is not obligated to contribute to any Employee Benefit Plan that is a defined benefit plan, and has not maintained and has not been obligated to contribute to such a plan within the last six years.

                (j) "Company," as used in subsections (a) through (i) of this Section 3.14 shall include any other entity required to be aggregated with the Company under Sections 414(b), 414(c), 414(m), or 414(o) of the Code and the regulations thereunder.

                (k) Except as set forth in Section 3.14 of the Company Disclosure Statement, there are no collective bargaining agreements applicable to any Persons employed by the Company or any of its Subsidiaries, and to the knowledge of the Company the Company and its Subsidiaries have no duty to bargain with any labor organization with respect to any such Person. There are not pending any unfair labor practice charges against the Company or any of its Subsidiaries, nor is there any demand for recognition, or any other request or demand from a labor organization for representative status with respect to any Person employed by the Company or any of its Subsidiaries.

                (l) The Company and its Subsidiaries are in substantial compliance with all applicable Legal Requirements respecting employment conditions and practices, have withheld all amounts required by any applicable Legal Requirements or Contracts to be withheld from the wages or salaries of their employees, and are not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing, except to the extent the failure to withhold any such amounts would not have a Material Adverse Effect on the Company.

                (m) The Company and its Subsidiaries have not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and have not violated any Legal Requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in their employment conditions or practices, except where such violations would not have a Material Adverse Effect on the Company. There is not pending or, to the best of the Company's knowledge, threatened any discrimination complaint relating to race, color, national origin, sex, religion, age, marital status, or handicap against the Company or any of its Subsidiaries before any Regulatory Authority.

        3.15 MATERIAL COMPANY CONTRACTS. Except as set forth in Section 3.15 of the Company Disclosure Statement:

                (a) Each Material Company Contract is legal, valid, binding, enforceable and in full force and effect;

                (b)     Subject to obtaining any consent referred to in Section
3.4 or disclosed in Section 3.4 of the Company Disclosure Schedule, the transactions contemplated by this Agreement will not prevent the Material Company Contract from continuing to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; and

                (c) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification or acceleration, under the Material Company Contract.

        3.16 BOOKS AND RECORDS. The books and records of the Company and its Subsidiaries accurately and fairly represent the Company Business and its results of operations in all material respects. All accounts receivable and inventory of the Company Business are reflected properly on such books and records in all material respects.

        3.17 INSURANCE. Except as set forth in Section 3.17 of the Company Disclosure Statement, the Company has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company and its Subsidiaries. As of the date of this Agreement, there is no material claim pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and the Company subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Except as set forth in Section 3.17 of the Company Disclosure Statement, the Company has no knowledge of any threatened termination of any such policies.

        3.18 ENVIRONMENTAL MATTERS. Except as set forth in Section 3.18 of the Company Disclosure Statement, neither the Company nor any of the Company Subsidiaries has violated any environmental, safety or similar law or regulation applicable to its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or waste, pollutants or contaminants ("Environmental Laws"), lacks any permits, licenses or other approvals required of them under applicable Environmental Laws or is violating any term or condition of any such permit, license or approval, except in each case as would not, individually or in the aggregate, result in a Material Adverse Effect on the Company.

        3.19    MATTERS REGARDING THE COMPANY FILM LIBRARY.

                (a) Section 3.19(a) of the Company Disclosure Statement sets forth a true and correct list of substantially all of the Films in the Company Film Library, specifying for each Top Company Film the territory, term and media for which the applicable rights are held. The Company and/or its Subsidiaries hold all such rights as are necessary for the distribution, exhibition and exploitation of the Top Company Films in the territories, in the media, and for the term indicated in Section 3.19(a) of the Company Disclosure Statement without, to the Company's knowledge, infringing or violating any laws or rights of third parties. Neither the Company nor any of its Subsidiaries has engaged in television series production or is contractually obligated to engage in television series production or has acquired, or is contractually obligated to acquire, other than with respect to its video distribution business, any rights in any produced television series or episode thereof.

                (b) Section 3.19(b) of the Company Disclosure Statement sets forth a true, correct and complete list of all agreements granting any equity or income stream interest (other than talent or producer participations) in any Top Company Film or any other Film listed on Exhibit 5 to this Agreement, and all film production financing agreements (other than agreements regarding television licensing fees or producer participations) with parties other than financial institutions, to which the Company or any of its Subsidiaries is a party.
Section 3.19(b) of the Company Disclosure Statement also sets forth a true, correct and complete list of: (i) all Film Asset Exploitation Agreements between the Company or any of its Subsidiaries and any video wholesale distributor or involving any video sharing arrangement; and (ii) all Film Asset Exploitation Agreements to which the Company or any of its Subsidiaries is a party which constitute original license agreements, or require the Company or any of its Subsidiaries to transfer rights to or to deliver Physical Properties, with respect to any Film that is not: (A) in the Company Film Library; or (B) as of the date of this Agreement, a Film with respect to which the Company or one of its Subsidiaries has executed a binding acquisition agreement, but with respect to which the Company's or such Subsidiary's rights have not yet vested because it has not yet paid in full the fixed purchase price or minimum guarantee; or
(C) a Company Development Project.

                (c) Except as set forth in Section 3.19(c) of the Company Disclosure Statement, each Film Asset Acquisition Agreement with respect to a Top Company Film to which the Company or any of its Subsidiaries is a party is the valid and binding obligation of each party thereto, enforceable in accordance with its terms and is in full force and effect; to the Company's knowledge, no party to any such Film Asset Acquisition Agreement or has breached any provision of or is in default under the terms of any such agreement (other than failures to deliver music licenses in cases in which the Company or its applicable Subsidiary has withheld payment of a portion of the fixed compensation or minimum guarantee to cover the delivery of such music licenses); and the consummation of the transactions contemplated by this Agreement will not give any party the right to terminate, or result in the termination of, any such agreement.

                (d) Except as set forth in Section 3.19(d) of the Company Disclosure Statement, the Company and each of its Subsidiaries has casualty insurance and errors and omissions insurance with an independent carrier covering the Films in the Company Film Library, in each case to the extent and in the manner customary for companies engaged in a similar business or owning similar assets. Section 3.19(d) of the Company Disclosure Statement is a true, complete and correct list of all casualty and errors and omissions insurance policies maintained by the Company or any of its Subsidiaries with respect to the Films in the Company Film Library (other than policies covering a single
Film). The Company's umbrella errors and omissions insurance policies provide that, immediately upon the expiration of the single film errors and omissions policy with respect to any Film produced or acquired by the Company or any of its Subsidiaries, coverage under the Company's umbrella errors and omissions policies is extended to cover such Films. Except as disclosed in Section 3.19(d) of the Company Disclosure Statement, no insurance claims in an amount exceeding $30,000 have been made and are currently outstanding and unsettled as of the date of this Agreement on the producer's errors and omissions policies that the Company or any of its Subsidiaries maintained or maintains with respect to the Films in the Company Film Library.

                (e) Section 3.19(e) of the Company Disclosure Statement sets forth a true, correct and substantially complete list of the locations of all of the Physical Properties in which the Company or any of its Subsidiaries has any right, title or interest relating to any of the Top Company Films. There are no other locations of any such Physical Properties, and, except as disclosed on
Section 3.19(e) of the Company Disclosure Statement, all amounts due from the Company or its Subsidiaries to the laboratories in respect of such Physical Properties have been paid in full, except in the ordinary course of business. The Company and its Subsidiaries have in their possession, or have access pursuant to written agreements with laboratories to, sufficient positive print, preprint and sound materials relating to each Top Company Film to enable them to distribute, exhibit, exploit and license the distribution and exhibition rights in such Top Company Films and to fulfill the delivery requirements under all Film Asset Exploitation Agreements with respect to the Top Company Films. All Physical Properties in which the Company or any of its Subsidiaries has any right, title or interest relating to Top Company Films are of a commercially acceptable quality suitable for the making of commercially reasonable sound materials, prints, tapes and other material (including, but not limited to, interpositives and internegatives, where available) and dubbed and subtitled versions thereof suitable for use in the exploitation of the rights in the Top Company Films by all means and in all media.

                (f) The respective rights, titles and interests of the Company or its Subsidiaries in and to the Top Company Films are free and clear of all Encumbrances, other than Encumbrances set forth in Section 3.19(f) of the Company Disclosure Statement; Encumbrances in favor of the Company's line lender; Encumbrances in favor of the production financier or completion guarantor with respect to such Top Company Film; Encumbrances in favor of a motion picture talent guild or film laboratory; and Encumbrances granted to licensors or licensees of rights with respect to such Top Company Film in the ordinary course of business.

                (g) Except as disclosed in Section 3.19(g) of the Company Disclosure Statement, neither the Company nor any of its Subsidiaries has received any notice that any other party thereto intends to cancel, terminate or repudiate any of the Film Asset Acquisition Agreements relating to any Top Company Film to which the Company or any of its Subsidiaries is a party.

                (h) Other than as disclosed in Section 3.19(h) of the Company Disclosure Statement, all advances and guarantees payable prior to the date hereof by the Company or any of its Subsidiaries in connection with the Top Company Films have been fully paid, all other obligations of the Company and its Subsidiaries in connection with the Top Company Films required to be performed prior to the date of execution of this Agreement (including, without limitation, delivery obligations) have been fully performed, and there is no condition or event which, upon notice or lapse of time or both, would constitute a breach or default by the Company or any of its Subsidiaries relating to any of such Top Company Films.

                (i) Each of the Top Company Films is protected by copyright under the laws of the United States (either under the United States Copyright Act or under the applicable similar statutory regime of such Film's country of origin) to the maximum extent permitted by such laws, and good and sufficient notice of such copyright is affixed to each such Top Company Film.

                (j) To the Company's knowledge, no Film in the Company Film Library, nor any part thereof, nor any of the literary, dramatic or musical material contained therein or upon which any such Film is based, nor the exercise by any authorized person or entity of any right granted to the Company or any of its Subsidiaries in connection therewith, will violate or infringe upon the trademark, service mark, tradename, copyright, literary, dramatic, music, artistic, personal, private, civil, contract or property right or rights of privacy or any other right, whether tangible or intangible, of any Person.

                (k) Section 3.19(k) of the Company Disclosure Schedule sets forth a true, correct and complete list of: (i) each Film in the Company Film Library with respect to which, to the Company's knowledge, any Person has received a Canadian content certification from the Canadian Audio Visual Certification Office; (ii) the amount of the estimated Canadian Production Tax Credit or the comparable tax credit of any Canadian province received or to be received in connection with such Film; and (iii) the year in which such Film was delivered (if applicable).

        3.20    FILMS IN PROGRESS.

                (a) Section 3.20(a) of the Company Disclosure Statement sets forth for the Company and its Subsidiaries a complete list as of the date of this Agreement of all Films (i) currently in scheduled pre-production where talent other than writers are receiving compensation, principal photography or post-production; or (ii) which the Company or any of its Subsidiaries has entered into a Film Asset Acquisition Agreement to acquire under which more than $200,000 of the acquisition price remains outstanding and unpaid as of the date of this Agreement, but which have not yet been delivered to the Company or its applicable Subsidiary pursuant thereto (collectively, the "Company Films In Progress"), together with the amount payable (or which may become payable) by the Company or any of its Subsidiaries pursuant to any Film Asset Acquisition Agreement with respect to any Company Film In Progress. The Company Financial Statements accurately reflect all obligations of the Company or any of its Subsidiaries in connection with the financing of production, print and advertising, or minimum guarantee or other acquisition costs of any of the Company Films in Progress.

                (b) Except as disclosed in Section 3.20(b) of the Company Disclosure Statement, each Company Film In Progress that is a feature-length motion picture is being produced in color, will if released theatrically in the United States, be released (or will be capable of being edited to be released) with a rating that is not more restrictive than the current rating equivalent to an "R" under the present system or its equivalent rating under any successor system, and is being produced primarily in the English language.

                (c) The Company or one of its Subsidiaries has (or will by the commencement of principal photography have) in effect film negative casualty and errors and omissions insurance coverage relating to each Company Film In Progress.

        3.21 DEVELOPMENT PROJECTS. Section 3.21 of the Company Disclosure Statement identifies all material projects in development by or on behalf of the Company and its Subsidiaries (the "Company Development Projects").

        3.22 BROKERS OR FINDERS. Except as disclosed in Section 3.22 of the Company Disclosure Statement, no broker or finder has acted directly or indirectly for the Company, the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement, and neither the Company, the Company nor any of its Affiliates has incurred any obligation to pay any brokerage or finder's fee or other commission in connection with the transaction contemplated by this Agreement.

        3.23 FAIRNESS OPINION. Salem Partners LLC has rendered an oral opinion to the Board of Directors of the Company (to be followed by a written opinion) that the consideration to be received by the holders of the Company Capital Stock in the Merger is fair, from a financial point of view, to such holders.

        3.24 DISCLOSURE. No representation or warranty of the Company in this Agreement or in the Collateral Documents and no statement in any certificate furnished or to be furnished by the Company pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF LIONS GATE

        Each of Lions Gate and Merger Sub, jointly and severally, represents and warrants to the Company that the statements contained in this ARTICLE IV are correct and complete as of the date of this Agreement and, except as provided in
Section 9.1, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE IV, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date).

        4.1 ORGANIZATION AND QUALIFICATION. Each of Lions Gate and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of British Columbia, Canada and the State of Delaware, respectively, and each Subsidiary of Lions Gate is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. Lions Gate has, and each Subsidiary of Lions Gate (including Merger Sub) has all requisite power and authority to own, lease and use its assets as they are currently owned, leased and used and to conduct its business as it is currently conducted. Lions Gate is, and each of its Subsidiaries (including Merger Sub) is, duly qualified or licensed to do business in and is in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on Lions Gate or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the Lions Gate Parties to perform its obligations under this Agreement or any of the Collateral Documents.

        4.2     CAPITALIZATION.

                (a) Lions Gate's authorized capital stock consists of 500,000,000 shares of Lions Gate Common Stock and 200,000,000 shares of Lions Gate Preferred Stock, of which 31,421,374 shares and 12,205 shares, respectively, are issued and outstanding as of June 1, 2000. Subject to Section 7.2, the issuance by Lions Gate of additional capital stock or other securities between the date of this Agreement and the Closing Date shall not be deemed to cause the representations and warranties in this Section to be untrue or breached as of the Closing Date. The shares of Lions Gate Common Stock included in the Merger Consideration, when issued in accordance with this Agreement, will have been duly authorized, validly issued and outstanding and will be fully paid and nonassessable.

                (b) All of the issued and outstanding ownership interests in each Subsidiary of Lions Gate are owned, beneficially and of record, by the Persons set forth in Section 4.2(b) of the Lions Gate Disclosure Statement, as set forth therein, and no other Person has any right, title or interest, whether legal or equitable, in said ownership interests (except to the extent the Shareholders' ownership of Lions Gate could be deemed to constitute beneficial ownership of the Lions Gate's Subsidiaries).

                (c) Section 4.2(c) of the Lions Gate Disclosure Statement lists all outstanding or authorized options, warrants, purchase rights, preemptive rights or other contracts or commitments that could require Lions Gate or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock or other ownership interests (collectively "Options"). Except as described in Section 4.2(c) of the Lions Gate Disclosure Statement, there are no authorized or outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to Lions Gate or any of its Subsidiaries.

                (d) All of the issued and outstanding shares of Lions Gate Capital Stock, and all outstanding ownership interests of each of Lions Gate's Subsidiaries have been duly authorized and are validly issued and outstanding, fully paid and nonassessable (with respect to Subsidiaries that are corporations) and have been issued in compliance with applicable securities laws and other applicable Legal Requirements. The securities of the Lions Gate Subsidiaries are subject to no Encumbrances other than under the Lions Gate Credit Agreement, or transfer restrictions under applicable securities laws except as described in Section 4.2(d) of the Lions Gate Disclosure Statement.

        4.3 AUTHORITY AND VALIDITY. Each Lions Gate Party has all requisite power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Collateral Documents. The execution and delivery by each Lions Gate Party of, the performance by each Lions Gate Party of its respective obligations under, and the consummation by the Lions Gate Parties of the transactions contemplated by, this Agreement and the Collateral Documents have been duly authorized by all requisite action of each Lions Gate Party (subject to the approval of Lions Gate's shareholders as contemplated by Section 8.3(b)). This Agreement has been duly executed and delivered by each of the Lions Gate Parties and (assuming due execution and delivery by the Company) is the legal, valid and binding obligation of each Lions Gate Party, enforceable against each of them in accordance with its terms. Upon the execution and delivery by each of the Lions Gate Parties of the Collateral Documents to which each of them is a party, and assuming due execution and delivery thereof by the other parties thereto, the Collateral Documents will be the legal, valid and binding obligations of each such Person, as the case may be, enforceable against each of them in accordance with their respective terms.

        4.4 NO BREACH OR VIOLATION. Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Regulatory Authorities and Persons identified in the exceptions to Section 4.5, the execution, delivery and performance by the Lions Gate Parties of this Agreement and the Collateral Documents to which each is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of any Lions Gate Party under, or result in the creation or imposition of any Encumbrance upon the property of Lions Gate or Merger Sub by reason of the terms of (i) the certificate of incorporation, by-laws or other charter or organizational document of any Lions Gate Party, (ii) any contract, agreement, lease, indenture or other instrument to which any Lions Gate Party is a party or by or to which any Lions Gate Party or its property may be bound or subject and a violation of which would result in a Material Adverse Effect on the Company and its Subsidiaries taken as a whole ("Material Lions Gate Contract"), (iii) any order, judgment, injunction, award or decree of any arbitrator or Regulatory Authority or any statute, law, rule or regulation applicable to any Lions Gate Party or (iv) any Permit of Lions Gate or Merger Sub, which in the case of (ii),
(iii) or (iv) above would have a Material Adverse Effect on Lions Gate or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of any Lions Gate Party to perform its obligations hereunder or thereunder.

        4.5 CONSENTS AND APPROVALS. Except for requirements under applicable U.S., state, Canadian or provincial securities laws, the Toronto Stock Exchange, the American Stock Exchange and the HSR Act, no consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by any Lions Gate Party in connection with the execution, delivery and performance by them of this Agreement or any Collateral Documents or for the consummation by them of the transactions contemplated hereby or thereby, except to the extent the failure to obtain such consent, approval, authorization or order or to make such registration or filings or to give such notice would not have a Material Adverse Effect on Lions Gate or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the Lions Gate Parties to perform its obligations under this Agreement or any of the Collateral Documents.

        4.6     TITLE TO ASSETS.

                (a) Lions Gate and its Subsidiaries have good title to their material Lions Gate Assets, free and clear of any and all Encumbrances, except
(A) Encumbrances arising under the Lions Gate Credit Agreement, (B) the matters described in Section 4.6 of the Company Disclosure Statement, (C) Permitted Liens, and (D) Encumbrances on property that would not have a Material Adverse Effect on Lions Gate.

                (b) Except as provided by this Agreement, and except as described in Section 4.2 or 4.6 of the Lions Gate Disclosure Statement, no Person has any right to acquire, directly or indirectly, any interest in any of Lions Gate's Subsidiaries or any material Lions Gate Assets, and there is no agreement to which any Lions Gate Party, any Subsidiary of Lions Gate or any of their Affiliates is a party or is otherwise bound relating to the foregoing.

        4.7 NON-FILM INTELLECTUAL PROPERTY. Section 4.7 of the Lions Gate Disclosure Statement sets forth a true and complete list of all registered patents, trademarks, copyrights and applications therefor relating to assets and properties of Lions Gate other than Films owned by or registered in the name of Lions Gate or any of its Subsidiaries, or in which Lions Gate or any of its Subsidiaries has any right, license or interest (the "Lions Gate Non-Film Intellectual Property Rights"). Except as set forth in Section 4.7 of the Lions Gate Disclosure Statement, Lions Gate is not a party to any material license agreement, either as licensor or licensee, with respect to any Lions Gate Non-Film Intellectual Property Rights. To the knowledge of Lions Gate, Lions Gate or one of its subsidiaries has good title to or the right to use all material Lions Gate Non-Film Intellectual Property Rights and material all inventions, processes, designs, formulae, trade secrets and know-how necessary for the operation of Lions Gate Business without the payment of any royalty or similar payment.

        4.8 COMPLIANCE WITH LEGAL REQUIREMENTS. Lions Gate and its Subsidiaries have operated Lions Gate Business in compliance with all material Legal Requirements applicable to Lions Gate and its Subsidiaries, except to the extent the failure to operate in compliance with all material Legal Requirements would not have a Material Adverse Effect on Lions Gate or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

        4.9 LEGAL PROCEEDINGS. Except as set forth in Section 4.9 of the Lions Gate Disclosure Statement or in the Lions Gate Securities Filings, (i) there are no outstanding judgments or orders against or otherwise affecting or related to Lions Gate, any of its Subsidiaries, or their business or assets; and
(ii) there is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the best knowledge of any Lions Gate Party, threatened that, if adversely determined, would have a Material Adverse Effect on Lions Gate or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

        4.10 SUBSEQUENT EVENTS. Since the date of the balance sheet included in the most recent Lions Gate Securities Filings, there has not been any occurrence, event, incident, action, failure to act or transaction involving Lions Gate or any of its Subsidiaries which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Lions Gate.

        4.11    UNDISCLOSED LIABILITIES.

                (a) As of the date of this Agreement, neither Lions Gate nor any of its Subsidiaries has any Liability, except for (i) Liabilities disclosed in the Lions Gate Securities Filings, (ii) Liabilities incurred after the date of the balance sheet included in the most recent Lions Gate Securities Filings in the Ordinary Course, (iii) Liabilities incurred after the date of the balance sheet included in the most recent Lions Gate Securities Filings under the Lions Gate Credit Agreement, (iv) Liabilities disclosed in Section 4.11 of the Lions Gate Disclosure Statement, and (v) Liabilities incurred in connection with this Agreement.

                (b) As of the Closing Date, neither Lions Gate nor any of its Subsidiaries will have any Liability, except for (i) Liabilities disclosed in the Lions Gate Securities Filings, (ii) Liabilities incurred after the date of the balance sheet included in the most recent Lions Gate Securities Filings in the Ordinary Course, (iii) Liabilities incurred after the date of the balance sheet included in the most recent Lions Gate Securities Filings under the Lions Gate Credit Agreement, (iv) Liabilities disclosed in Section 4.11 of the Lions Gate Disclosure Statement, and (v) Liabilities incurred in connection with this Agreement.

        4.12    TAXES.

                (a) Lions Gate has, and each of its Subsidiaries has, duly and timely filed in proper form all Tax Returns for all Taxes required to be filed with the appropriate Governmental Authority, except where such failure to file would not have a Material Adverse Effect on Lions Gate. All Taxes due and payable by Lions Gate and any of its Subsidiaries (or claimed to be due and payable) have been paid (regardless whether Tax Returns relating to such Taxes have been duly and timely filed or, if filed, regardless whether such Tax Returns are deficient), except such amounts as (i) are not in the aggregate material or (ii) are being contested diligently and in good faith by appropriate proceedings and for which there are adequate reserves in the Lions Gate Financial Statements. Lions Gate has furnished to the Company true and correct copies of all income Tax Returns filed by it or any of its Subsidiaries in the past three years, all of which are accurate and complete in all material respects. There are no pending Tax audits, claims or proceedings relating to Lions Gate any of its Subsidiaries, the Lions Gate Assets or the Lions Gate Business or income therefrom. Neither Lions Gate nor any of its Subsidiaries has agreed to any waiver or extension of any statute of limitations relating to any Tax. No amount in respect of any outlay or expense that is deductible for the purposes of computing the income of Lions Gate for the purposes of the ITA has been owing by Lions Gate or any of its Subsidiaries, as the case may be, for longer than two years to a person not dealing at arm's length (for the purposes of the ITA) with Lions Gate or such Subsidiary at the time the outlay or expense was incurred. There are no circumstances which exist and would result in, or which have existed and resulted in, Section 80 of the ITA applying to Lions Gate or its Subsidiaries. Neither Lions Gate nor any of its Subsidiaries has an outstanding power of attorney authorizing any Person to act on its behalf in connection with any Tax or Tax Return. Neither Lions Gate nor any of its Subsidiaries has an outstanding closing agreement, request for a ruling or determination, request for a change in method of accounting, subpoena or request for information with or by any Regulatory Authority with respect to any Tax or Tax Return. Neither Lions Gate nor any of its Subsidiaries is required to include any adjustment under Section 481 of the Code or any corresponding provision of any Legal Requirement in income for any period ending after March 31, 2000.

                (b) Lions Gate, directly and through Subsidiaries, is, and for the 36 months prior to the Closing Date will have continuously been, engaged in an active trade or business carried on outside the United States, within the meaning of Sections 1.367(a)-3(c)(3) and 1.367(a)-2T(b)(2) and -2T(b)(3) of the Treasury Regulations. Lions Gate and its Subsidiaries have no intention, and as of the Closing Date will have no intention, to substantially dispose of or discontinue such trade or business.

        4.13 EMPLOYEE BENEFITS; EMPLOYEES. All Employee Benefit Plans maintained or contributed to by Lions Gate are set forth in Section 4.13 of the Lions Gate Disclosure Statement. Except as set forth in Section 4.13 of the Lions Gate Disclosure Statement:

                (a) All such Employee Benefit Plans are in substantial compliance with all applicable Legal Requirements.

                (b) There are not pending any unfair labor practice charges against Lions Gate or any of its Subsidiaries, nor is there any demand for recognition, or any other request or demand from a labor organization for representative status with respect to any Person employed by Lions Gate or any of its Subsidiaries.

                (c) Lions Gate and its Subsidiaries are in substantial compliance with all applicable Legal Requirements respecting employment conditions and practices, have withheld all amounts required by any applicable Legal Requirements or Lions Gate to be withheld from the wages or salaries of their employees, and are not liable for any of arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing, except to the extent the failure to withhold any amounts would not have a Material Adverse Effect.

                (d) To the knowledge of Lions Gate, Lions Gate and its Subsidiaries have not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and have not violated any Legal Requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in their employment conditions or practices, except where such violations would not have a Material Adverse Effect on Lions Gate. There is not pending or to the best of Lions Gate's knowledge, threatened, any discrimination complaint relating to race, color, national origin, sex, religion, age, marital status or handicap against Lions Gate or any of its Subsidiaries before any Regulatory Authority.

        4.14    MATERIAL LIONS GATE CONTRACTS.

                (a) Each Material Lions Gate Contract is legal, valid, binding, enforceable and in full force and effect;

                (b)     Subject to obtaining any consent referred to in Section
4.4 or disclosed in Section 4.4 of the Lions Gate Disclosure Schedule, the transactions contemplated by this Agreement will not prevent the Material Lions Gate Contract from continuing to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; and

                (c) Neither Lions Gate nor any of its Subsidiaries, nor, to the knowledge of Lions Gate, any other party thereto, is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification or acceleration, under the Material Lions Gate Contract.

        4.15 BOOKS AND RECORDS. The books and records of Lions Gate and its Subsidiaries accurately and fairly represent the Lions Gate Business and its results of operations in all material respects. All accounts receivable and inventory of the Lions Gate Business are reflected properly on such books and records in all material respects.

        4.16 INSURANCE. Lions Gate has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Lions Gate and its Subsidiaries. As of the date of this Agreement, there is no material claim pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Lions Gate and the Lions Gate Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Lions Gate has no knowledge of any threatened termination of any such policies.

        4.17 ENVIRONMENTAL MATTERS. Neither Lions Gate nor any of the Lions Gate Subsidiaries has violated any Environmental Laws, lacks any permits, licenses or other approvals required of them under applicable Environmental Laws or is violating any term or condition of any such permit, license or approval, except in each case as would not, individually or in the aggregate, result in a Material Adverse Effect on Lions Gate.

        4.18    MATTERS REGARDING LIONS GATE FILM LIBRARY.

                (a) Section 4.18(a) of the Lions Gate Disclosure Statement sets forth a true and correct list of substantially all of the Films in the Lions Gate Film Library, specifying for each Top Lions Gate Film the territory, term and media for which the applicable rights are held. Lions Gate and/or its Subsidiaries hold all such rights as are necessary for the distribution, exhibition and exploitation of the Top Lions Gate Films in the territories, in the media, and for the term indicated in Section 4.18(a) of the Lions Gate Disclosure Statement without, to Lions Gate's knowledge, infringing or violating any laws or rights of third parties.

                (b) Section 4.18(b) of the Lions Gate Disclosure Statement sets forth a true, correct and complete list of all agreements granting any equity or income stream interest (other than talent or producer participations) in any Top Lions Gate Film, and all film production financing agreements (other than agreements regarding television licensing fees or producer participations) with parties other than financial institutions, to which Lions Gate or any of its Subsidiaries is a party. Section 4.18(b) of the Lions Gate Disclosure Statement also sets forth a true, correct and complete list of: (i) all Film Asset Exploitation Agreements between Lions Gate or any of its Subsidiaries and any video wholesale distributor or involving any video sharing arrangement; and
(ii) all Film Asset Exploitation Agreements to which Lions Gate or any of its Subsidiaries is a party which constitute original license agreements, or require Lions Gate or any of its Subsidiaries to transfer rights to or to deliver Physical Properties, with respect to any Film that is not: (A) in the Lions Gate Film Library; or (B) as of the date of this Agreement, a Film with respect to which Lions Gate or one of its Subsidiaries has executed a binding acquisition agreement, but with respect to which Lions Gate's or such Subsidiary's rights have not yet vested because it has not yet paid in full the fixed purchase price or minimum guarantee; or (C) a Lions Gate Development Project.

                (c) Each Film Asset Acquisition Agreement with respect to a Top Lions Gate Film to which Lions Gate or any of its Subsidiaries is a party is the valid and binding obligation of each party thereto, enforceable in accordance with its terms and is in full force and effect; to Lions Gate's knowledge, no party to any such Film Asset Acquisition Agreement has breached any provision of or is in default under the terms of any such agreement (other than failures to deliver music licenses in cases in which Lions Gate or its applicable Subsidiary has withheld payment of a portion of the fixed compensation or minimum guarantee to cover the delivery of such music licenses); and the consummation of the transactions contemplated by this Agreement will not give any party the right to terminate, or result in the termination of, any such agreement.

                (d) Lions Gate and each of its Subsidiaries has casualty insurance and errors and omissions insurance with an independent carrier covering the Films in the Lions Gate Film Library, in each case to the extent and in the manner customary for companies engaged in a similar business or owning similar assets. Section 4.18(d) of the Lions Gate Disclosure Statement is a true, complete and correct list of all casualty and errors and omissions insurance policies maintained by Lions Gate or any of its Subsidiaries with respect to the Films in the Lions Gate Film Library (other than policies covering a single Film). Lions Gate's umbrella errors and omissions insurance policies provide that, immediately upon the expiration of the single film errors and omissions policy with respect to any Film produced or acquired by Lions Gate or any of its Subsidiaries, coverage under Lions Gate's umbrella errors and omissions policies is extended to cover such Films. Except as disclosed in
Section 4.18(d) of the Lions Gate Disclosure Statement, no insurance claims in an amount exceeding $30,000 have been made and are currently outstanding and unsettled as of the date of this Agreement on the producer's errors and omissions policies that Lions Gate or any of its Subsidiaries maintained or maintains with respect to the Films in the Lions Gate Film Library.

                (e) Section 4.18(e) of the Lions Gate Disclosure Statement sets forth a true, correct and substantially complete list of the locations of all of the Physical Properties in which Lions Gate or any of its Subsidiaries has any right, title or interest relating to any of the Top Lions Gate Films. There are no other locations of any such Physical Properties, and, except as disclosed on Section 4.18(e) of the Lions Gate Disclosure Statement, all amounts due from Lions Gate or its Subsidiaries to the laboratories in respect of such Physical Properties have been paid in full, except in the ordinary course of business. Lions Gate and its Subsidiaries have in their possession, or have access pursuant to written agreements with laboratories to, sufficient positive print, preprint and sound materials relating to each Top Lions Gate Film to enable them to distribute, exhibit, exploit and license the distribution and exhibition rights in such Top Lions Gate Films and to fulfill the delivery requirements under all Film Asset Exploitation Agreements with respect to the Top Lions Gate Films. All Physical Properties in which Lions Gate or any of its Subsidiaries has any right, title or interest relating to Top Lions Gate Films are of a commercially acceptable quality suitable for the making of commercially reasonable sound materials, prints, tapes and other material (including, but not limited to, interpositives and internegatives, where available) and dubbed and subtitled versions thereof suitable for use in the exploitation of the rights in the Top Lions Gate Films by all means and in all media.

                (f) The respective rights, titles and interests of Lions Gate or its Subsidiaries in and to the Top Lions Gate Films are free and clear of all Encumbrances, other than Encumbrances set forth in Section 4.18(f) of the Lions Gate Disclosure Statement; Encumbrances in favor of Lions Gate's line lender; Encumbrances in favor of the production financier or completion guarantor with respect to such Top Lions Gate Film; Encumbrances in favor of a motion picture talent guild or film laboratory; and Encumbrances granted to licensors or licensees of rights with respect to such Top Lions Gate Film in the ordinary course of business.

                (g) Except as disclosed in Section 4.18(g) of the Lions Gate Disclosure Statement, neither Lions Gate nor any of its Subsidiaries has received any notice that any other party thereto intends to cancel, terminate or repudiate any of the Film Asset Acquisition Agreements relating to any Top Lions Gate Film to which Lions Gate or any of its Subsidiaries is a party.

                (h) Other than as disclosed in Section 4.18(h) of the Lions Gate Disclosure Statement, all advances and guarantees payable prior to the date hereof by Lions Gate or any of its Subsidiaries in connection with the Top Lions Gate Films have been fully paid, all other obligations of Lions Gate and its Subsidiaries in connection with the Top Lions Gate Films required to be performed prior to the date of execution of this Agreement (including, without limitation, delivery obligations) have been fully performed, and there is no condition or event which, upon notice or lapse of time or both, would constitute a breach or default by Lions Gate or any of its Subsidiaries relating to any of such Top Lions Gate Films.

                (i) Except as set forth in Section 4.18(i) of the Lions Gate Disclosure Statement, each of the Top Lions Gate Films is protected by copyright under the laws of the United States (either under the United States Copyright Act or under the applicable similar statutory regime of such Film's country of origin) to the maximum extent permitted by such laws, and good and sufficient notice of such copyright is affixed to each such Top Lions Gate Film.

                (j) To Lions Gate's knowledge, no Film in the Lions Gate Film Library, nor any part thereof, nor any of the literary, dramatic or musical material contained therein or upon which any such Film is based, nor the exercise by any authorized person or entity of any right granted to Lions Gate or any of its Subsidiaries in connection therewith, will violate or infringe upon the trademark, service mark, tradename, copyright, literary, dramatic, music, artistic, personal, private, civil, contract or property right or rights of privacy or any other right, whether tangible or intangible, of any Person.

                (k) Section 4.18(k) of Lions Gate Disclosure Schedule sets forth a true, correct and complete list of: (i) each Top Lions Gate Film with respect to which, to Lions Gate's knowledge, any Person has received a Canadian content certification from the Canadian Audio Visual Certification Office; (ii) the amount of the estimated Canadian Production Tax Credit or the comparable tax credit of any Canadian province received or to be received in connection with such Film; and (iii) the year in which such Film was delivered (if applicable).

        4.19    FILMS IN PROGRESS.

                (a) Section 4.19(a) of the Lions Gate Disclosure Statement sets forth for Lions Gate and its Subsidiaries a complete list as of the date of this Agreement of all Films (i) currently in scheduled pre-production where talent other than writers are receiving compensation, principal photography or post-production; or (ii) which Lions Gate or any of its Subsidiaries has entered into a Film Asset Acquisition Agreement to acquire under which more than $200,000 of the acquisition price remains outstanding and unpaid as of the date of this Agreement, but which have not yet been delivered to Lions Gate or its applicable Subsidiary pursuant thereto (collectively, the "Lions Gate Films In Progress"), together with the amount payable (or which may become payable) by Lions Gate or any of its Subsidiaries pursuant to any Film Asset Acquisition Agreement with respect to any Lions Gate Film In Progress. The Lions Gate Financial Statements accurately reflect all obligations of Lions Gate or any of its Subsidiaries in connection with the financing of production, print and advertising, or minimum guarantee or other acquisition costs of any of the Lions Gate Films in Progress.

                (b) Except as disclosed in Section 4.19(b) of the Lions Gate Disclosure Statement, each Lions Gate Film In Progress that is a feature-length motion picture is being produced in color, will if released theatrically in the United States, be released (or will be capable of being edited to be released) with a rating that is not more restrictive than the current rating equivalent to an "R" under the present system or its equivalent rating under any successor system, and is being produced primarily in the English language.

                (c) Lions Gate or one of its Subsidiaries has (or will by the commencement of principal photography have) in effect film negative casualty and errors and omissions insurance coverage relating to each Lions Gate Film In Progress.

        4.20 DEVELOPMENT PROJECTS. Section 4.20 of the Lions Gate Disclosure Statement identifies all material projects in development by or on behalf of Lions Gate and its Subsidiaries (the "Lions Gate Development Projects").

        4.21    FINANCIAL AND OTHER INFORMATION.

                (a) The historical financial statements (including the notes thereto) ("Lions Gate Financial Statements") contained (or incorporated by reference) in the Lions Gate

Securities Filings have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, (with reconciliations to U.S. GAAP) and present fairly the financial condition of the Persons reported on and their results of operations as of the dates and for the periods indicated, subject in the case of the unaudited financial statements only to normal year-end adjustments (none of which will be material in amount) and the omission of footnotes.

                (b) The Lions Gate Securities Filings did not, as of their filing dates, contain (directly or by incorporation by reference) any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (or incorporated therein by reference), in light of the circumstances under which they were or will be made, not misleading.

                (c) No written information concerning Lions Gate, its Subsidiaries or shareholders furnished to the Company by Lions Gate specifically for inclusion in the Company Proxy Statement will at the time provided, or as of any later time confirmed in writing by any such Person, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or will be made, not misleading.

        4.22 CANADIAN CONTROL. Lions Gate and each of its Subsidiaries organized under the laws of Canada are Canadian Controlled as defined under the Investment Canada Act.

        4.23 CANADIAN TAX CREDITS. Lions Gate and each of its Subsidiaries organized under the laws of Canada has complied in full with all applicable Canadian federal and provincial statutory and regulatory requirements and policies in connection with their respective applications, if any, for Canadian federal or provincial film or television tax credits.

        4.24 CANADIAN SECURITIES COMPLIANCE. Lions Gate has filed all forms, reports and documents with the BCSC required to be filed by it pursuant to the Securities Act (British Columbia) and the regulations promulgated thereunder and the other Canadian Securities Law (the "Canadian Lions Gate Reports"), all of which complied when filed in all material respects with all applicable requirements of the Canadian Securities Laws. None of the Canadian Lions Gate Reports at the time filed, or as subsequently amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        4.25 CANADIAN SECURITIES LAWS MATTERS. The issuance of the Merger Consideration will not result in any contravention by Lions Gate of the Canadian Securities Laws.

        4.26 VOTE REQUIRED. The affirmative vote of the holders of greater than 50% of the outstanding Lions Gate Common Stock is the only vote of the holders of any class or series of securities of Lions Gate necessary to approve the Merger and all shareholders of such class are entitled to vote upon such matter.

        4.27 NO ORDERS. No order suspending the sale or ceasing the trading of the Lions Gate Common Stock has been issued by any court, securities commission or regulatory authority in

Canada or the United States, and no proceedings for such purpose are pending or, to the knowledge of Lions Gate, after reasonable inquiry, threatened.

        4.28    LISTINGS. The Lions Gate Common Stock is registered pursuant to
Section 12(b) of the Securities Exchange Act of 1934 and is listed on the American Stock Exchange and the Toronto Stock Exchange. Lions Gate is a reporting issuer under the Canadian Securities Laws and Lions Gate is not on the list of defaulting reporting issuers maintained by any of the Canadian securities commissions. Lions Gate has taken no actions designed to cause, or likely to result in, the termination of the registration of the Lions Gate Common Stock under Section 12(b) of the Securities Exchange Act of 1934 or Lions Gate's reporting issuer status under the Canadian Securities Laws or the delisting of the Lions Gate Common Stock from the American Stock Exchange or the Toronto Stock Exchange, nor has Lions Gate received any notification that the Securities and Exchange Commission or any Canadian securities commission or the National Association of Securities Dealers, Inc. or the Toronto Stock Exchange is contemplating the termination of such registration or listing. Lions Gate is a reporting issuer (or has equivalent status) only in the Provinces of British Columbia, Alberta, Manitoba, Ontario and Quebec and is not subject to the filing obligations under securities laws in any other Canadian jurisdiction.

        4.29 BROKERS OR FINDERS. Except as disclosed in Section 4.29 of the Lions Gate Disclosure Statement, no broker or finder has acted directly or indirectly for Lions Gate, any Lions Gate Party or any of their Affiliates in connection with the transactions contemplated by this Agreement, and neither Lions Gate, any Lions Gate Party nor any of their Affiliates has incurred any obligation to pay any brokerage or finder's fee or other commission in connection with the transaction contemplated by this Agreement.

        4.30 FAIRNESS OPINION. Ladenburg Thalmann & Company, Inc. has rendered an oral opinion to Lions Gate (to be followed by a written opinion) confirming that the Merger is fair to Lions Gate from a financial point of view.

        4.31 DISCLOSURE. No representation or warranty of Lions Gate in this Agreement or in the Collateral Documents and no statement in any certificate furnished or to be furnished by Lions Gate pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB

        Each of Lions Gate and Merger Sub, severally and jointly, represents and warrants to the Company that the statements contained in ARTICLE V are correct and complete as of the date of this Agreement and, except as provided in Section 9.1, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout ARTICLE V), except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date.

        5.1 ORGANIZATION AND QUALIFICATION. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

        5.2 CERTIFICATE OF INCORPORATION AND BYLAWS. Merger Sub has heretofore made available to the Company a complete and correct copy of the certificate of incorporation and the bylaws of Merger Sub, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Merger Sub is not in violation of any of the provisions of its certificate of incorporation or bylaws.

        5.3 AUTHORITY. Merger Sub has the necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

        5.4     NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                (a) The execution and delivery of this Agreement by Merger Sub do not, and the performance by Merger Sub of its obligations under this Agreement will not (i) conflict with or violate the certificate of incorporation or bylaws of Merger Sub, (ii) conflict with or violate any law, statute ordinance, rule, regulation, order, judgment or decree applicable to Merger Sub or by which any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the properties or assets of Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merger Sub is a party or by which Merger Sub or any of its properties or assets is bound or affected, except, in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Merger Sub from performing its obligations under this Agreement in any material respect.

                (b) The execution and delivery of this Agreement by Merger Sub does not, and the performance of this Agreement by Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the Securities Act, the Exchange Act, state takeover laws, exchanges on which Lions Gate's securities are traded, the HSR Act, (B) filings and recordation of appropriate merger documents as required by Delaware law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect.

        5.5 LEGAL PROCEEDINGS. There are no outstanding judgments or orders against or otherwise affecting or related to Merger Sub or its business or assets, and there is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or threatened against or otherwise affecting or related to Merger Sub or its business or assets.

        5.6 VOTE REQUIRED. The affirmative vote of Lions Gate, the sole shareholder of Merger Sub, is the only vote of the holder of any class or series of Merger Sub capital stock necessary to approve any of the transactions contemplated hereby.

                                   ARTICLE VI
                      PRE-CLOSING COVENANTS OF THE COMPANY

        Between the date of this Agreement and the Closing Date:

        6.1 ADDITIONAL INFORMATION. The Company shall provide to Lions Gate and its Representatives such financial, operating and other documents, data and information relating to the Company and its Subsidiaries, the Company Business and the Company Assets and Liabilities of the Company and its Subsidiaries, as Lions Gate or its Representatives may reasonably request. In addition, the Company shall take all action necessary to enable Lions Gate and its Representatives to review, inspect and audit the Company Film Library and the other Assets, the Company Business and Liabilities of the Company and its Subsidiaries and discuss them with the Company's officers, employees, independent accountants, customers, licensees, and counsel. Notwithstanding any investigation that Lions Gate may conduct of the Company and its Subsidiaries, the Company Business, the Company Assets and the Liabilities of the Company and its Subsidiaries, the Lions Gate Parties may fully rely on the Company's warranties, covenants and indemnities set forth in this Agreement, the Collateral Documents and any documents or certificates delivered hereunder and thereunder, which will not be waived or affected by or as a result of such investigation.

        6.2     NO SOLICITATIONS.

                (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to ARTICLE XI, the Company will not, nor will it authorize or permit any of its Subsidiaries or any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit or initiate the making, submission or announcement of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to any Acquisition Proposal, (iii) engage in discussions with any Person with respect to any Acquisition Proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating to any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prohibit or restrict the Board of Directors of the Company from furnishing information to or entering into discussions or negotiations with, any Person that makes an unsolicited (from and after the date of this Agreement) proposal that the Board of Directors of Company believes may constitute or may lead to a Superior Offer or to the extent the Board of Directors of Company concludes in good faith that such action is reasonably necessary for the Board of Directors of Company to comply with its fiduciary obligations to shareholders under applicable law. The Company shall provide Lions Gate with a copy of any correspondence to be delivered by the Company in connection with such proposal or Superior Offer prior to sending such correspondence to any third-party.

                (b) In addition to the obligations of the Company set forth in Section 6.2(a), the Company as promptly as practicable shall advise Lions Gate orally and in writing of any Acquisition Proposal or any request for non-public information or inquiry which the Company reasonably believes would lead to an Acquisition Proposal, the material terms and conditions of such Acquisition Proposal, request or inquiry, and, unless prohibited by such proposal, the identity of the person or group making any such Acquisition Proposal, request or inquiry. The Company shall keep Lions Gate informed as promptly as practicable in all material respects of the status of any such Acquisition Proposal, request or inquiry.

        6.3     CONTINUITY AND MAINTENANCE OF OPERATIONS.

                (a)     The Company shall, and shall cause its Subsidiaries to:
(i) comply in all material respects with all Legal Requirements applicable to the Company and its Subsidiaries relating to the Company Business; (ii) fulfill in all material respects all of its obligations under and use commercially reasonable efforts to maintain in full force and effect all Material Company Contracts (other than those that expire by their terms or as otherwise consented to by Lions Gate), and shall not, without the prior written consent of Lions Gate, seek to materially alter, modify or amend any of the foregoing in a manner adverse to the Company or its Subsidiaries (other than those Material Company Contracts that expressly provide that they will be amended or modified upon the happening of specified contingencies, and other than amendments or modifications that are consented to by Lions Gate); (iii) use its commercially reasonable efforts to promote the financial success of the Company Business and promptly notify Lions Gate of any material adverse change in the condition (financial or otherwise) of the Company Business; and (iv) use its commercially reasonable efforts to promote, develop and preserve its relationships with its present employees as well as the goodwill of its customers and promptly notify Lions Gate of any material adverse change in such relationships. Without limiting the generality of the foregoing, the Company shall, and shall cause its Subsidiaries to maintain the Company Assets in materially good order, condition and repair, maintain insurance relating to the Company Business in all material respects as in effect on the date of this Agreement, operate the Company Business in the Ordinary Course, and keep and maintain all of the books and records in the Ordinary Course. Other than in the Ordinary Course, the Company and its Subsidiaries shall not pay or credit in any way any accounts receivable prior to the Closing Date, and shall not permit any of its Representatives to do so either.

                (b) The Company shall not, and shall cause its Subsidiaries not to, without the prior written consent of Lions Gate sell, lease, transfer, convey or assign any material Company Assets other than in the Ordinary Course (or enter into any contract to do any of the foregoing) or permit the creation of any Encumbrance on any of its Company Assets except Permitted Liens or Liens under the Company Credit Agreement, or as otherwise contemplated by this Agreement.

                (c) Unless the Company shall have obtained the prior written consent of Lions Gate or except as set forth in Section 6.3(c) of the Company Disclosure Statement or required by Section 6.13 of this Agreement, the Company shall not, and shall cause its Subsidiaries not to:

                        (i)     engage in any Acquisition;

                        (ii)    amend the Company Credit Agreement;

                        (iii) declare or pay any dividends or make any other distributions to the Company Shareholders;

                        (iv) redeem or repurchase any stock (other than stock of employees in connection with termination of their employment on terms consistent with the terms of any employment agreement described in
        Section 3.15 of the Company Disclosure Statement);

                        (v) issue additional shares of Company Capital Stock (except pursuant to options outstanding on the date hereof) or additional Options or any stock appreciation, phantom stock, profit participation or similar rights;

                        (vi) incur any material debt (except borrowings under the Company Credit Agreement to finance expenditures not prohibited by this Agreement, and other obligations incurred in the Ordinary Course including, without limitation, project loans for Films);

                        (vii)   make any loans other than in the Ordinary
        Course; or

                        (viii) enter into any agreement to do any of the foregoing.

                (d) The Company shall not take or omit to take any action that would cause any of its representations or warranties in this Agreement or the Collateral Documents to be untrue in any material respect as of the Closing Date, nor take or omit to take any action that would cause it to be in breach in any material respect of any of the covenants made by it in this Agreement or the Collateral Documents or that would, if such action had been taken or omitted on or before the date of this Agreement, have been required to be disclosed in
Section 3.11 of the Company Disclosure Statement.

        6.4     CONSENTS AND APPROVALS.

                (a) As soon as practicable after execution of this Agreement, the Company shall use commercially reasonable efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give any notice to, any Regulatory Authority or Person as is required to be obtained, made or given by the Company to consummate the transactions contemplated by this Agreement and the Collateral Documents, including, without limitation, the consent of Chase Manhattan Bank under the Company Credit Agreement without giving rise to any prepayment, penalty or premium, and all of the authorizations, consents, approvals, actions, filings or notices set forth in Section 3.5 of this Agreement or Section 3.5 of the Company Disclosure Statement.

                (b) The Company shall cooperate with Lions Gate in providing such information and reasonable assistance as may be required in connection with the obligations of the Lions Gate Parties under Section 7.4(a).

        6.5     MEETING OF THE COMPANY SHAREHOLDERS.

                (a) Promptly after the date hereof, but subject to Section 6.5(c), the Company will take all action necessary in accordance with the DGCL and its Certificate of Incorporation and by-laws to convene a meeting of the Company's shareholders to consider adoption and approval of this Agreement and approval of the Merger (the "Company Shareholders' Meeting") to be held as promptly as practicable. Subject to Section 6.5(c), the Company will use its commercially reasonable efforts to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its shareholders required by the DGCL to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Shareholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Company's proxy statement is provided to the Company's shareholders in advance of a vote on the Merger and this Agreement or, if as of the time for which the Company Shareholders' Meeting is originally scheduled (as set forth in the Company's proxy statement) there are insufficient shares of the Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company's Shareholders' Meeting. Subject to Section 6.5(c), the Company shall ensure that the Company Shareholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Shareholders' Meeting are solicited, in compliance with the DGCL, the Company's Certificate of Incorporation and by-laws, and all other applicable laws.

                (b) Subject to Section 6.5(c): (i) the Board of Directors of the Company shall recommend that the Company's shareholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Shareholders' Meeting; (ii) the Company's proxy statement shall include a statement to the effect that the Board of Directors of the Company has recommended that the Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Shareholders' Meeting; and
(iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Lions Gate, the recommendation of the Board of Directors of the Company that the Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger.

                (c) Nothing in this Agreement shall prevent the Board of Directors of the Company from withholding, withdrawing, amending or modifying its recommendation in favor of the Merger if (i) a Superior Offer is made to the Company and is not withdrawn, (ii) the Company shall have provided written notice to Lions Gate (a "Notice of Superior Offer") advising Lions Gate that the Company has received a Superior Offer, specifying the material terms and conditions of such Superior Offer and identifying the person or entity making such Superior Offer, (iii) Lions Gate shall not have, within five Business Days of Lions Gate's receipt of the Notice of Superior Offer, made an offer that the Company's Board of Directors by a majority vote determines in its good faith judgment to be at least as favorable to the Company's

Shareholders as such Superior Offer (it being agreed that the Company Board shall convene a meeting to consider any such offer by Lions Gate promptly following the receipt thereof), (iv) the Board of Directors of the Company concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required or advisable in order for the Board of Directors of the Company to properly discharge its fiduciary obligations to the Company Shareholders under applicable laws and (v) the Company shall not have violated in any material respect any of the restrictions set forth in Section 6.2 or this Section 6.5. The Company shall provide Lions Gate with at least three Business Days prior notice (or such lesser prior notice as provided to the members of the Company's Board of Directors but in no event less than 24 hours) of any meeting of the Company's Board of Directors at which the Company's Board of Directors is reasonably expected to consider any Acquisition Proposal.

        6.6 SECURITIES FILINGS; FINANCIAL INFORMATION. The Company shall make all required filings with the Commission at or before the date they are due and shall simultaneously furnish Lions Gate with a copy thereof. The Company shall, promptly after execution of this Agreement and from time to time thereafter, provide such information and documents to Lions Gate and its Affiliates concerning the Company, its Subsidiaries and shareholders as may be required or appropriate for inclusion in the Lions Gate Merger Registration Statement or any other filing, notification or report made by Lions Gate or any Affiliate of Lions Gate under the Securities Act, the Exchange Act or any state, provincial or Canadian securities law; shall cause their respective counsel and independent accountants to cooperate with Lions Gate, its Affiliates and their investment bankers, counsel and independent accountants in the preparation of such filings, notifications and reports; and shall use their best efforts to obtain consents and "comfort letters" from such accountants as required in connection with such filings, notifications and reports. The Company represents and warrants to Lions Gate that no information or document provided by the Company for inclusion in any filing, notification or report made by Lions Gate or any Affiliate under the Securities Act, the Exchange Act or any state, provincial or Canadian securities law will contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

        6.7 NOTIFICATION OF CERTAIN MATTERS. The Company shall promptly notify Lions Gate of any fact, event, circumstance or action known to it that is reasonably likely to cause the Company to be unable to perform any of its covenants contained herein or any condition precedent in ARTICLE VIII not to be satisfied, or that, if known on the date of this Agreement, would have been required to be disclosed to Lions Gate pursuant to this Agreement or the existence or occurrence of which would cause any of the Company's representations or warranties under this Agreement not to be correct and/or complete. The Company shall give prompt written notice to Lions Gate of any adverse development causing a breach of any of the representations and warranties in ARTICLE III. However, except as provided in Section 6.8, no disclosure pursuant to this Section, shall be deemed to amend or supplement this Agreement or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant by the Company.

        6.8 COMPANY DISCLOSURE STATEMENT. The Company shall, from time to time prior to Closing, supplement the Company Disclosure Statement with additional information that, if existing or known to it on the date of delivery of the Company Disclosure Statement to the Lions Gate Parties, would have been required to be included therein. For purposes of determining the satisfaction of any of the conditions to the obligations of the Lions Gate Parties in ARTICLE VIII, the Company Disclosure Statement shall be deemed to include only (a) the information contained therein on the date of this Agreement and (b) information added to the Company Disclosure Statement by written supplements delivered prior to Closing by the Company that (i) are accepted in writing by Lions Gate, or (ii) reflect actions expressly permitted by this Agreement to be taken prior to Closing that
(A) do not breach any covenant in this Agreement so as to cause the condition precedent stated in Section 8.2 not to be fulfilled at or prior to the Closing, and (B) do not in the aggregate have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the Lions Gate Parties to perform its obligations under this Agreement or any of the Collateral Documents.

        6.9 STATE STATUTES. The Company and its Board of Directors shall, if any state takeover statute or similar law is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Lions Gate or the Company or any Subsidiary or Affiliate thereof to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

        6.10 EMPLOYEE MATTERS. The Company shall, or shall cause the sponsor of the 401(k) Qualified Retirement Plan (the "401(k) Plan") to, take the following actions: (i) adopt resolutions, or take such other action as required by the 401(k) Plan, to (A) terminate the 401(k) Plan effective immediately prior to the Closing Date, subject to receipt of a ruling from the District Director of Internal Revenue that the termination of the 401(k) Plan does not adversely affect the tax qualified status of the 401(k) Plan, and (B) cease contributions under the 401(k) Plan effective as of the Closing Date; and (ii) file Internal Revenue Service Form 5310 (Application for Determination for Terminating Plan) with respect to the 401(k) Plan termination with the District Director of Internal Revenue, such Form fully disclosing the corporate transaction contemplated by this Agreement and the status of 401(k) Plan participants after the transaction. Such resolutions (or other action required by the 401(k) Plan) and Form 5310 shall be in a form satisfactory to Lions Gate. To the extent a distribution from the 401(k) Plan is an eligible rollover distribution (as defined in Section 402(c)(4) of the Code), Lions Gate shall permit the direct rollover of such distribution to the 401(k) Plan of Lions Gate provided that the individual requesting the rollover contribution is a participant in the 401(k) Plan of Lions Gate at the time of such rollover, and further provided that the rollover contribution is in cash and/or other property acceptable to the trustee of the Lions Gate Plan.

         6.11 TERMINATION OF BONUS PLAN. Subject to the consummation of the Merger, the Company shall terminate its Executive Bonus Pool for periods after June 30, 2000.

        6.12 2000 COMPANY FINANCIAL STATEMENTS. The Company shall use its commercially reasonable efforts to deliver to Lions Gate not later than September 30, 2000, its audited financial statements as of and for the year ended June 30, 2000, accompanied by the report thereon of PriceWaterhouseCoopers LLP. The delivery of such audited financial statements shall constitute a representation and warranty that such financial statements (including the notes thereto) have been prepared in accordance with GAAP on a consistent basis with past practice and that such financial statements present fairly the financial condition of the Company and its Subsidiaries and the results of their operations as of June 30, 2000, and for the year then ended.

        6.13 TRANSFER OF STOCK OF CERTAIN PRODUCTION AFFILIATES. The Company shall cause William Wesley and each other holder of an equity interest in any Affiliate of the Company established in connection with the production of any single Film in the Company Film Library (other than Films which, at the Closing Date, are in pre-production, principal photography or post-production) (collectively, the "Completed Film Production Entities"), including but not limited to Augmented Productions, Inc., Crocodile Productions, Inc., and Skipped Parts Productions Inc., to transfer all of such Person's right, title and interest in such Completed Film Production Entities to such Person as Lions Gate shall identify to the Company in writing.

                                   ARTICLE VII

                 PRE-CLOSING COVENANTS OF THE LIONS GATE PARTIES

        Between the date of this Agreement and the Closing Date,

        7.1 ADDITIONAL INFORMATION. Lions Gate shall provide to the Company and its Representatives such financial, operating and other documents, data and information relating to Lions Gate and its Subsidiaries, the Lions Gate Business and the Lions Gate Assets and the Liabilities of Lions Gate and its Subsidiaries, as Company or its Representatives may reasonably request. In addition, the Company shall take all action necessary to enable the Company and its Representatives to review and inspect the Lions Gate Assets, the Lions Gate Business and the Liabilities of Lions Gate and its Subsidiaries and discuss them with the Company's officers, employees, independent accountants and counsel. Notwithstanding any investigation that the Company may conduct of Lions Gate and its Subsidiaries, the Lions Gate Business, the Lions Gate Assets and the Liabilities of Lions Gate and its Subsidiaries, the Company may fully rely on the Lions Gate Parties' warranties, covenants and indemnities set forth in this Agreement, the Collateral Documents and any documents or certificates delivered hereunder and thereunder, which will not be waived or affected by or as a result of such investigation.

        7.2     CONTINUITY AND MAINTENANCE OF OPERATIONS.

                (a) Lions Gate shall, and shall cause each of its Subsidiaries to use its commercially reasonable efforts to promote the financial success of the Lions Gate Business and promptly notify the Company of any material adverse change in the condition (financial or otherwise) of the Lions Gate Business and use its commercially reasonable efforts to promote, develop and preserve its relationships with its present employees as well as the goodwill of its customers and promptly notify the Company of any material adverse change in such relationships.

                (b) No Lions Gate Party shall take or omit to take any action that would cause any of them to be in material breach of any representations, warranties or covenants made by them in this Agreement or the Collateral Documents or that would, if such action had been taken or omitted on or before the date of this Agreement, have been required to be disclosed in
Section 4.10 of the Lions Gate Disclosure Statement.

                (c) Before entering into any Film Asset Acquisition Agreement, Film Asset Exploitation Agreement or other Film Contract with respect to a Film where any of (a) the print and advertising costs, (b) production costs, or (c) acquisition costs exceed U.S. $3,000,000, Lions Gate will consult with the Company respecting such transaction so as to allow the Company to express its views with respect to such transaction. Further, neither Lions Gate nor any Subsidiary controlled by Lions Gate shall enter into any contractual obligation or otherwise effect any transaction, acquisition or stock issuance involving Lions Gate or such Subsidiary which involves Lions Gate's or such Subsidiary's financial commitment of U.S. $20,000,000 or more or is reasonably valued in excess of U.S. $20,000,000, without the prior reasonable approval of the Company. Further, before entering into any Acquisition outside of the Ordinary Course of less than U.S. $20,000,000 (a "Minor Acquisition") (or agreement to effect a Minor Acquisition) which when combined with any prior Minor Acquisition(s) (or agreement to effect such prior Minor Acquisition(s)) from the date hereof aggregate at least U.S. $20,000,000 Lions Gate (or any Subsidiary controlled by Lions Gate) will consult with the Company respecting such transaction so as to allow the Company to express its views with respect to such transaction.

        7.3 CONSENTS AND APPROVALS. As soon as practicable after execution of this Agreement, the Lions Gate Parties shall use their commercially reasonable efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give notice to, any Regulatory Authority or Person as is required to be obtained, made or given by any of the Lions Gate Parties to consummate the transactions contemplated by this Agreement and the Collateral Documents, including without limitation any authorizations, consents, approvals, actions, filings or notices set forth in Section 4.5 of this Agreement or Section 4.5 of the Lions Gate Disclosure Statement.

        7.4     MEETING OF THE LIONS GATE SHAREHOLDERS.

                (a) Lions Gate will take all action in accordance with Canadian law and its charter documents to convene a meeting of Lions Gate's shareholders to consider adoption and approval of this Agreement and approval of the Merger (the "Lions Gate Shareholders' Meeting") to be held as promptly as practicable after the date of the Company Shareholders' Meeting. Lions Gate will use its commercially reasonable efforts to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its shareholders required by applicable law and to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Lions Gate may adjourn or postpone the Lions Gate Shareholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to Lions Gate's proxy statement is provided to Lions Gate's shareholders in advance of a vote on the Merger and this Agreement or, if as of the time for which the Lions Gate Shareholders' Meeting is originally scheduled (as set forth in Lions Gate's proxy statement) there are insufficient shares of Lions Gate Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Lions Gate's Shareholders' Meeting. Lions Gate shall ensure that the Lions Gate Shareholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Lions Gate in connection with the Lions Gate Shareholders' Meeting are solicited, in compliance with applicable law and Lions Gate's charter documents.

                (b) The Board of Directors of Lions Gate shall recommend that Lions Gate's shareholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Lions Gate Shareholders' Meeting. Lions Gate's proxy statement shall include a statement to the effect that the Board of Directors of Lions Gate has recommended that Lions Gate's shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Lions Gate Shareholders' Meeting. Neither the Board of Directors of Lions Gate nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the Company, the recommendation of the Board of Directors of Lions Gate that Lions Gate's shareholders vote in favor of and adopt and approve this Agreement and the Merger.

        7.5 MERGER REGISTRATION STATEMENT. Lions Gate shall prepare and file with the Commission a registration statement on Form F-4 (such registration statement, together with any amendments thereof or supplements thereto, being the "Lions Gate Merger Registration Statement") registering under the Securities Act the Lions Gate Common Stock. Lions Gate shall provide the Company and its counsel reasonable opportunity to review and comment upon the contents of the Lions Gate Merger Registration Statement prior to any filing, mailing or amendment thereof. Lions Gate will use commercially reasonable efforts to cause the Lions Gate Merger Registration Statement to become effective as promptly as practicable. Lions Gate shall also file an application with the securities commission in each Canadian jurisdiction for a ruling that the issuance of the Merger Consideration shall be exempt from the prospectus and registration requirements of, and the first trade by the Company Shareholders of the Lions Gate Common Stock, shall be exempt from the prospectus requirements of, and not be subject to any hold period under, Canadian Securities Laws or the securities laws of any other Canadian jurisdiction where such application may be necessary, subject to any restrictions that may be applicable to a Company Shareholder should he be considered to be a controlling shareholder of Lions Gate for the purposes of Canadian Securities Laws, provided that no application need be filed in any jurisdiction from which the Company has received from Lions Gate a legal opinion of local counsel that an exemption from the prospectus and registration requirements in that jurisdiction exists.

        7.6 FINANCIAL AND OTHER INFORMATION. Lions Gate shall, promptly after execution of this Agreement and from time to time thereafter, provide such information and documents to the Company and its Affiliates concerning Lions Gate, its Subsidiaries and shareholders as may be required or appropriate for inclusion in the Company Proxy Statement or any other filing, notification or report made by the Company or any Affiliate of the Company under the Securities Act, the Exchange Act or any state securities law; shall cause their respective counsel and independent accountants to cooperate with the Company, its Affiliates and their investment bankers, counsel and independent accountants in the preparation of such filings, notifications and reports; and shall use their best efforts to obtain consents and "comfort letters" from such accountants as required in connection with such filings, notifications and reports. Lions Gate represents and warrants to the Company that no information or document provided by Lions Gate for inclusion in any filing, notification or report made by the Company or any Affiliate under the Securities Act, the Exchange Act or any state securities law will contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

        7.7 NOTIFICATION OF CERTAIN MATTERS. Lions Gate shall promptly notify the Company of any fact, event, circumstance or action known to it that is reasonably likely to cause any Lions Gate Party to be unable to perform any of its covenants contained herein or any condition precedent in ARTICLE IX not to be satisfied, or that, if known on the date of this Agreement, would have been required to be disclosed to the Company pursuant to this Agreement or the existence or occurrence of which would cause any of the Lions Gate Parties' representations or warranties under this Agreement not to be correct and/or complete. The Lions Gate Parties shall give prompt written notice to the Company of any adverse development causing a breach of any of the representations and warranties in ARTICLE IV or ARTICLE V as of the date made. However, except as provided in Section 7.5, no disclosure by the Lions Gate Parties pursuant to this Section shall be deemed to amend or supplement this Agreement or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant by the Lions Gate Parties.

        7.8 LIONS GATE DISCLOSURE STATEMENT. The Lions Gate Parties shall, from time to time prior to Closing, supplement the Lions Gate Disclosure Statement with additional information that, if existing or known to it on the date of this Agreement, would have been required to be included therein. For purposes of determining the satisfaction of any of the conditions to the obligations of the Company in ARTICLE IX, the Lions Gate Disclosure Statement shall be deemed to include only (a) the information contained therein on the date of delivery of the Company Disclosure Statement to the Lions Gate Parties and (b) information added to the Lions Gate Disclosure Statement by written supplements delivered prior to Closing by the Lions Gate Parties that (i) are accepted in writing by the Company or (ii) reflect actions taken or events occurring after the date hereof and prior to Closing that (A) do not breach any covenant in this Agreement so as to cause the condition precedent stated in
Section 9.2 not to be fulfilled at or prior to the Closing, and (B) do not in the aggregate have a Material Adverse Effect on Lions Gate or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the Lions Gate Parties to perform its obligations under this Agreement or any of the Collateral Documents.

        7.9 SECTION 16 MATTERS. Prior to the Effective Time, Lions Gate shall take all such steps as may be required to cause any acquisitions of Lions Gate Common Stock and derivative securities resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

        7.10 STOCK EXCHANGE LISTINGS. Lions Gate shall cause the shares of Lions Gate Common Stock to be issued in the Merger to be approved for listing on the American Stock

Exchange and Toronto Stock Exchange subject to official notice of issuance, prior to the Effective Time.

        7.11 STATE STATUTES. Lions Gate and its board of directors shall, if any state takeover statute or similar law is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Lions Gate or any Subsidiary or Affiliate thereof to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

                                  ARTICLE VIII

          CONDITIONS PRECEDENT TO OBLIGATIONS OF THE LIONS GATE PARTIES

        All obligations of the Lions Gate Parties under this Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions, it being understood that the Lions Gate Parties may, in their sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

        8.1 ACCURACY OF REPRESENTATIONS. All representations and warranties of the Company (other than those set forth in Sections 3.19 through 3.21, inclusive, of this Agreement) contained in this Agreement (giving effect to
Section 6.8), the Collateral Documents and any certificate delivered by any of the Company at or prior to Closing shall be, if specifically qualified by materiality, true in all respects and, if not so qualified, shall be true in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement or as of another date other than the Closing Date and except for changes contemplated or permitted by this Agreement. All representations and warranties of the Company set forth in Sections 3.19 through 3.21 inclusive of this Agreement shall be true in all respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement and except: (i) for changes contemplated or permitted by this Agreement; (ii) to the extent that (A) Lions Gate possessed actual knowledge on the date of execution of this Agreement of information contrary to any such representation or warranty (and then only to the extent of such information of which Lions Gate had actual knowledge) or (B) the falsity or misleading nature of such representations and warranties would not, individually or in the aggregate, have a Material Adverse Effect on the Company; a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents; or a material adverse effect on the value of the Company Film Library. The Company shall have delivered to Lions Gate and Merger Sub a certificate dated the Closing Date to the foregoing effect.

        8.2 COVENANTS. The Company shall, in all material respects, have performed and complied with each of the covenants, obligations and agreements contained in this Agreement and the Collateral Documents that are to be performed or complied with by them at or prior to Closing. The Company shall have delivered to Lions Gate and Merger Sub a certificate dated the Closing Date to the foregoing effect.

        8.3     CONSENTS AND APPROVALS.

                (a) All consents, approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person as provided in Sections 6.4(a) and 7.3 shall have been duly obtained, made or given, as the case may be, and shall be in full force and effect, and any waiting period required by applicable law, including the HSR Act, or any Regulatory Authority in connection with such transactions shall have expired or have been earlier terminated, unless the failure to obtain, make or give any such consent, approval, authorization, order, registration, filing or notice, or to allow any such waiting period to expire or terminate would not have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company to perform its obligations under this Agreement or any of the Collateral Documents.

                (b) This Agreement and the Merger shall have been approved by the requisite vote of Lions Gate's shareholders in accordance with the applicable Canadian law and the rules of the American Stock Exchange and the Toronto Stock Exchange.

                (c) This Agreement and the Merger shall have been approved by the requisite vote of the Company's Shareholders in accordance with the DGCL and the Company's Certificate of Incorporation and by-laws.

                (d) Lions Gate and Merger Sub shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such consents, approvals, authorizations and orders, the making of such registrations and filings and the giving of such notices referred to in subsections (a), (c) and (d).

        8.4 DISSENTERS' RIGHTS. The period for assertion of dissenters' rights pursuant to Section 262 of the DGCL and Section 1300 of the CGCL shall have expired, and the holders of Company Capital Stock entitled to receive not more than 9.5% of the Lions Gate Common Stock included in the Merger Consideration shall have perfected their dissenters' appraisal rights under
Section 262 of the DGCL and Section 1300 of the CGCL in connection with the Merger.

        8.5 DELIVERY OF DOCUMENTS. The Company shall have delivered, or caused to be delivered, to Lions Gate and Merger Sub the following documents:

                        (i) The Registration Rights Agreement, executed by the parties thereto other than Lions Gate.

                        (ii) Concurrently with the execution of this Agreement, the Voting Agreement, executed by the parties thereto.

                        (iii) Certified copies of the Company's certificate or incorporation and by-laws and certified resolutions of the board of directors and Shareholders of the Company authorizing the execution of this Agreement and the Collateral Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby.

                        (iv) An opinion of Bryan Cave LLP, counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to Lions Gate.

                        (v) All books and records of the Company and its Subsidiaries.

                        (vi) Such other documents and instruments as Lions Gate may reasonably request: (A) to evidence the accuracy of the Company's representations and warranties under this Agreement, the Collateral Documents and any documents, instruments or certificates required to be delivered thereunder; (B) to evidence the performance by the Company of, or the compliance by the Company with, any covenant, obligation, condition and agreement to be performed or complied with by the Company under this Agreement and the Collateral Documents; or (C) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Documents.

        8.6 NO MATERIAL ADVERSE CHANGE. Since the date hereof, there shall have been no material adverse change in the Company Assets, the Company Business or the financial condition or operations of the Company and its Subsidiaries, taken as a whole.

        8.7 NO LITIGATION. No action, suit or proceeding shall be pending or threatened by or before any Regulatory Authority, and no Legal Requirement or policy or any applicable regulatory authority, shall have been enacted, promulgated or issued that would: (i) prohibit or adversely affect in any material respect Lions Gate's or the Surviving Corporation's and its Subsidiaries' ownership or operation of all or a material portion of the Company Business or the Company Assets or materially and adversely affect the value of the Company Assets; (ii) materially restrict or limit or otherwise condition Lions Gate's or the Surviving Corporation's and its Subsidiaries' right to transfer and/or assign the Company Business or the Company Assets in the future;
(iii) compel Lions Gate or the Surviving Corporation or any of its Subsidiaries to dispose of or hold separate all or a material portion of the Company Business or the Company Assets as a result of any of the transactions contemplated by this Agreement and the Collateral Documents; (iv) prevent or make illegal the consummation of any transactions contemplated by this Agreement and the Collateral Documents; or (v) cause any of the transactions contemplated by this Agreement and the Collateral Documents to be rescinded following consummation.

        8.8 LIONS GATE MERGER REGISTRATION STATEMENT; BLUE SKY LAWS. The Lions Gate Merger Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the Commission or any state regulatory authorities. All state securities or "Blue Sky" permits and other authorizations necessary to issue the Lions Gate Common Stock shall have been received.

        8.9 CANADIAN EXEMPTION. The issuance of the Lions Gate Common Stock and the first trade of the Lions Gate Common Stock shall be exempt from the applicable prospectus and registration requirements of any applicable Canadian jurisdiction and, where necessary, the discretionary rulings of the Canadian securities commissions contemplated in Section 7.5 shall have been obtained.

         8.10 EMPLOYMENT AGREEMENT. Concurrently with the Closing, Mark Amin shall have entered into an employment agreement with the Surviving Corporation in form and substance satisfactory to Lions Gate.

         8.11 CREDIT LINE. After taking into account the transactions contemplated by this Agreement, Lions Gate shall have an aggregate credit line of US$100,000,000 under the Lions Gate Credit Agreement exclusive of (a) the Bank of Montreal term loans secured by Lions Gate Studios, (b) any debt of Cine-Groupe Corporation or its productions, (c) the Cdn. $16,500,000 (approximate) Lions Gate convertible promissory notes due July 31, 2003, (d) the US$750,000 Lions Gate convertible promissory notes issued on the acquisition of Termite Art Productions, (e) tax credit financing for Hope Island and Higher Ground from Equicap Financial Corporation, (f) amounts outstanding under Lions Gate Films prints and advertising facility from Imperial Bank, and (g) production financing related to American Psycho from Imperial Bank.

          8.12 SECTION 367. The requirements set forth in Treasury Regulations
Section 1.367(a) - 3(c)(1) shall be satisfied on the Closing Date.

                                   ARTICLE IX

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

        All obligations of the Company under this Agreement shall be subject to the fulfillment at or prior to Closing of the following conditions, it being understood that the Company may, in its sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

        9.1 ACCURACY OF REPRESENTATIONS. All representations and warranties of the Lions Gate Parties (other than those set forth in Sections 4.18 through 4.20, inclusive, of this Agreement) contained in this Agreement (giving effect to Section 7.8) and the Collateral Documents and any other document, instrument or certificate delivered by any of the Lions Gate Parties at or prior to the Closing shall be, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, shall be true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement or as of another date other than the Closing Date and except for changes contemplated or permitted by this Agreement. All representations and warranties of Lions Gate set forth in Sections 4.18 through 4.20 inclusive of this Agreement shall be true in all respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement and except: (i) for changes contemplated or permitted by this Agreement; (ii) to the extent that (A) the Company possessed actual knowledge on the date of execution of this Agreement of information contrary to any such representation or warranty (and then only to the extent of such information of which the Company had actual knowledge) or (B) the falsity or misleading nature of such representations and warranties would not, individually or in the aggregate, have a Material Adverse Effect on Lions Gate; a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents; or a material adverse effect on the value of the Lions Gate Film Library. The Lions Gate Parties shall have delivered to the Company a certificate dated the Closing Date to the foregoing effect.

        9.2 COVENANTS. The Lions Gate Parties shall, in all material respects, have performed and complied with each obligation, agreement, covenant and condition contained in this Agreement and the Collateral Documents and required by this Agreement and the Collateral Documents to be performed or complied with by the Lions Gate Parties at or prior to Closing. The Lions Gate Parties shall have delivered to the Company a certificate dated the Closing Date to the foregoing effect.

        9.3     CONSENTS AND APPROVALS.

                (a) All consents; approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person as provided in Section 7.3 shall have been duly obtained, made or given, as the case may be, and shall be in full force and effect, and any waiting period required by applicable law, including the HSR Act, or any Regulatory Authority in connection with such transactions shall have expired or have been earlier terminated, unless the failure to obtain, make or give any such consent, approval, authorization, order, registration, filing or notice, or to allow any such waiting period to expire or terminate would not have a Material Adverse Effect on Lions Gate or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the Lions Gate Parties to perform its obligations under this Agreement or any of the Collateral Documents.

                (b) This Agreement and the Merger shall have been approved by the requisite vote of Lions Gate's shareholders in accordance with applicable law, Lions Gate's Certificate of Incorporation and by-laws and the rules of the American Stock Exchange and the Toronto Stock Exchange.

                (c) This Agreement and the Merger shall have been approved by the requisite vote of the Company's Shareholders in accordance with the DGCL and the Company's Certificate of Incorporation and by-laws.

                (d) The Company shall have been furnished with the appropriate evidence, reasonably satisfactory to them and their counsel, of the granting of such consents, approvals, authorizations and orders, the making of such registrations and filings and the giving of such notices referred to in subsections (a), (b) and (c).

        9.4 DELIVERY OF DOCUMENTS. The Lions Gate Parties, as applicable, shall have executed and delivered, or caused to be executed and delivered, to the Company the following documents:

                        (i) The Registration Rights Agreement, executed by Lions Gate.

                        (ii) Concurrently with the execution of this Agreement, the Voting Agreement, executed by the parties thereto.

                        (iii) Certified copies of the certificate of incorporation and by-laws of Lions Gate and certified resolutions by the board of directors and Company Shareholders of Lions Gate authorizing the execution of this Agreement and the Collateral Documents and the consummation of the transactions contemplated hereby.

                        (iv) Such other documents and instruments as the Company may reasonably request: (A) to evidence the accuracy of the representations and warranties of the Lions Gate Parties under this Agreement and the Collateral Documents and any documents, instruments or certificates required to be delivered thereunder; (B) to evidence the performance by the Lions Gate Parties of, or the compliance by the Lions Gate Parties with, any covenant, obligation, condition and agreement to be performed or complied with by the Lions Gate Parties under this Agreement and the Collateral Documents; or (C) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Documents.

                        (v) Opinion of Heenan Blaikie and Loeb & Loeb LLP, counsel to the Lions Gate Parties, dated the Closing Date, in form and substance reasonably satisfactory to the Company.

        9.5 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the business, financial condition or operations of Lions Gate and its Subsidiaries taken as a whole.

        9.6 NO LITIGATION. No action, suit or proceeding shall be pending or threatened by or before any Regulatory Authority and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement and the Collateral Documents that would: (i) prevent consummation of any of the transactions contemplated by this Agreement and the Collateral Documents; (ii) cause any of the transactions contemplated by this Agreement and the Collateral Documents to be rescinded following consummation; (iii) result in the Lions Gate Common Stock being ineligible for trading on the American Stock Exchange or the Toronto Stock Exchange; or (iv) have a Material Adverse Effect on Lions Gate.

        9.7 EXCHANGE LISTING. The shares of Lions Gate Common Stock issuable in the Merger shall have been approved for listing on the American Stock Exchange and the Toronto Stock Exchange upon official notice of issuance.

        9.8 LIONS GATE MERGER REGISTRATION STATEMENT; BLUE SKY LAWS. The Lions Gate Merger Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the Commission or any state regulatory authorities. All state securities or "Blue Sky" permits and other authorizations necessary to issue the Lions Gate Common Stock shall have been received.

        9.9 CANADIAN EXEMPTION. The issuance of the Lions Gate Common Stock and the first trade of the Lions Gate Common Stock shall be exempt from the applicable prospectus and registration requirements of any applicable Canadian jurisdiction and, where necessary, the discretionary rulings of the Canadian securities commissions contemplated in Section 7.5 shall have been obtained.

        9.10 EMPLOYMENT AGREEMENT. Concurrently with the Closing, Mark Amin shall have entered into an employment agreement with the Surviving Corporation.

        9.11 CREDIT LINE. After taking into account the transactions contemplated by this Agreement, Lions Gate shall have an aggregate credit line of US$100,000,000 under the Lions Gate Credit Agreement exclusive of (a) the Bank of Montreal term loans secured by Lions Gate Studios, (b) any debt of Cine-Groupe Corporation or its productions, (c) the Cdn. $16,500,000 (approximate) Lions Gate convertible promissory notes due July 31, 2003, (d) the US$750,000 Lions Gate convertible promissory notes issued on the acquisition of Termite Art Productions, (e) tax credit financing for Hope Island and Higher Ground from Equicap Financial Corporation, (f) amounts outstanding under Lions Gate Films prints and advertising facility from Imperial Bank, and (g) production financing related to American Psycho from Imperial Bank.

        9.12    SECTION 367. The requirements set forth in Treasury Regulations
Section 1.367(a)-3(c)(1) shall be satisfied on the Closing Date.

                                    ARTICLE X

                             POST CLOSING COVENANTS

        The Parties agree as follows with respect to the period following
Closing:

        10.1 BOARD APPOINTMENT. Promptly following the Effective Time, Mark Amin will be appointed to the Board of Directors of Lions Gate subject to the terms and conditions of that certain Employment Agreement by and between Lions Gate and Mark Amin dated as of even date hereof.

        10.2 INDEMNIFICATION OF DIRECTORS, OFFICERS AND MANAGERS OF THE COMPANY AND ITS PREDECESSORS; DIRECTORS' AND OFFICERS' INSURANCE.

                (a) For six years after the Effective Time, Lions Gate shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company and its Subsidiaries (the "Indemnified Parties") against all losses, expenses, claims, damages or liabilities (including advancement of expenses) arising out actions or omissions occurring on or prior to the Effective Time (including without limitation, the transactions contemplated by this Agreement)
(i) to the fullest extent permitted by Delaware law, or (ii) if the protections afforded thereby to an Indemnified Party are greater, to the same extent and on the same terms and conditions provided for in the Company's certificate of incorporation and by-laws and agreements in effect at the date hereof (to the extent consistent with applicable law) (and of any corporation that shall succeed to it by merger, consolidation or otherwise), which provisions shall survive the Merger and continue in full force and effect for a period of six years after the Effective Time. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, Lions Gate shall cause the Surviving Corporation to direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by an independent counsel selected by the Indemnified Party.

                (b) Lions Gate shall, for six years from the Effective Time, maintain in effect the current directors' and officers' liability insurance coverage listed, and identified as such, on Section 3.17 of the Company Disclosure Statement maintained by the Company (provided that Lions Gate may substitute therefor policies from insurers of the same quality rating of at least the same coverage and amounts containing terms and conditions which are no less advantageous to such officers and directors so long as substitution does not result in gaps or lapses in coverage) with respect to matters occurring through the Effective Time. Lions Gate shall deliver advance notice of any substitution of insurance policies to the persons insured thereby. Lions Gate shall also request that the insurer deliver notice of non-payment of premiums and at least 30 days advance notice of any cancellation of such policies to the persons insured by such policies.

                (c) In the event Lions Gate or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Lions Gate shall assume the obligations set forth in this Section 10.2.

                (d) The obligations of Lions Gate under this Section 10.2 shall not be terminated or modified in such a manner as to adversely affect any director, officer, employee, fiduciary and agent to whom this Section 10.2 applies without the consent of each affected director, officer, employee, fiduciary and agent (it being expressly agreed that the directors, officers, employees, fiduciaries and agents to whom this Section 10.2 applies shall be third-party beneficiaries of this Section 10.2).

        10.3 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Company Shareholders the benefits of Rule 144 and 145 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Company Shareholder to sell securities of Lions Gate to the public without registration, Lions Gate agrees to: (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 and 145, at all times; (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and (c) furnish to any Company Shareholder forthwith upon request (i) a written statement by Lions Gate that it has complied with the reporting requirements of SEC Rule 144 and 145, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or periodic report of Lions Gate and such other reports and documents so filed by Lions Gate, and (iii) such other information as may be reasonably requested in availing any Company Shareholder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

        10.4 EMPLOYEE BENEFITS. Lions Gate shall cause the Surviving Corporation to provide to all active employees of the Company at the Effective Time who become employed by the Surviving Corporation as of the Effective Time coverage by benefit plans or arrangements that are similar to benefit plans or arrangements currently provided by Lions Gate to its U.S.-based employees.

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

        10.5 GAIN RECOGNITION AGREEMENT. In order to satisfy Sections 8.12 and 9.12, certain Company Shareholders must each enter into a "Gain Recognition Agreement Under Section 1.367(a)-8", as defined in Treasury Regulation Section 1.367(a)-8 ("Five-Year Gain Recognition Agreement"). Upon receipt by Lions Gate of written notice by each such Company Shareholder that such Company Shareholder agrees to enter into such a Five-Year Gain Recognition Agreement and be bound by this Section 10.5, Lions Gate agrees to pay each such Company Shareholder who gives a copy of his or her executed Five-Year Gain Recognition Agreement to Lions Gate upon request, as additional consideration in connection with the Merger, an amount equal to the "Gross-Up Amount," as defined below, in the event Lions Gate directly or indirectly disposes of all or any portion of Company Common Stock or Company's assets in a manner that would require such Company Shareholder to recognize gain pursuant to the Five-Year Gain Recognition Agreement or the Treasury Regulations under Code Section 367 ( the amount of such gain for each such Company Shareholder shall hereinafter be the "Section 367 Gain"). For purposes of this Section 10.5, "Gross-Up Amount" shall mean a lump sum payment, payable within thirty (30) days of the event giving rise to the payment obligation, equal to the product of the "Assumed Tax Factor" multiplied by the "Assumed Tax on Gain," as such terms are defined below. For purposes of this Section 10.5, "Assumed Tax on Gain" shall mean an amount of federal and all applicable state income tax liabilities imposed on the
Section 367 Gain for such Company Shareholder, assuming that the highest marginal rate of federal income taxation on capital gains applicable to individuals for the taxable year in which such gain is recognized is imposed and that the highest marginal rate of state income taxation on capital gains applicable to individuals for the taxable year in which such gain is recognized is imposed plus interest thereon. For purposes of this Section 10.5, "Assumed Tax Factor" shall mean the fraction 1 divided by [1 - F - S + (F x S)], where F is the highest marginal rate of federal income taxation on capital gains applicable to individuals for the taxable year in which such payment is made and S is the highest marginal rate of state income taxation on capital gains applicable to individuals for the taxable year in which such payment is made. In the event that it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that the amount of Section 367 Gain used as the basis for a payment under this
Section 10.5 was too high, or if such Company Shareholder makes such a determination, files an amended return, and receives a refund, such Company Shareholder shall repay to Lions Gate, within 30 days of such Company Shareholder's receipt of the refund (or, in the event there is no refund forthcoming, the notice of such final determination), the portion of the Gross-Up Amount attributable to such overstated Section 367 Gain, plus any interest received by such Company Shareholder as part of such refund. In the event that it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding settled in good faith that the amount of Section 367 Gain used as the basis for a payment under this Section 10.5 was too low, or the capital gain rates were not applicable, or if such Company Shareholder makes such a determination, files an amended return, and pays tax, Lions Gate shall make an additional payment to such Company Shareholder, such amount to be calculated as a Gross-Up Amount but using only the additional Section 367 Gain or the applicable marginal rate of taxation in the computation. Mark Amin is an intended third party beneficiary of Sections 10.1 and 10.5 and by signing this Agreement is deemed to have agreed to enter into a Five-Year Gain Recognition Agreement and be bound by this
Section 10.5.

        10.6 SECTION 367 REPORTING. Lions Gate will cause the Surviving Corporation (in its own capacity, and in its capacity as successor to the Company) to take any and all actions a U.S.

target company must take to avoid having the transaction treated as a taxable exchange under Code Section 367(a)(1), including without limitation complying with all reporting requirements of Section 1.367(a)-3(c)(6) of the Treasury Regulations in connection with filing the U.S. Federal Income Tax Return for the Company for the period that ends on the Closing Date, except that Lions Gate and the Surviving Corporation shall be permitted to dispose of any stock, securities or assets, even if doing so causes gain recognition to some former shareholder(s) of the Company. At least 10 days prior thereto, Lions Gate shall notify any former shareholder of the Company who shall be a party to a gain recognition agreement pursuant to Section 1.367(a)-8 of the Treasury Regulations of any disposition of stock, securities or assets that could give rise to the requirement that gain will be recognized pursuant to such agreement, or that is required to be reported by such shareholder to the Internal Revenue Service in order to comply with the terms of such agreement, provided that the obligation to notify any former shareholder of the Company other than Mark Amin shall not arise until Lions Gate shall have received written notice from such other former shareholder that such former shareholder has entered into such a gain recognition agreement.

                                   ARTICLE XI
                                   TERMINATION

        11.1 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time:

                (a) by mutual written agreement of Lions Gate and the Company hereto duly authorized by action taken by or on behalf of their respective Boards of Directors;

                (b) by either the Company or Lions Gate upon notification to the non-terminating party by the terminating party:

                        (i) at any time after November 30, 2000 if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a material breach of this Agreement by the terminating party;

                        (ii) if the Company Shareholder Approval or the Lions Gate Shareholder Approval shall not be obtained by reason of the failure to obtain the requisite vote upon a vote held at a meeting of such shareholders, or any adjournment thereof, called therefor;

                        (iii) if the terminating party is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement such that the conditions in Sections 8.1, 8.2, 9.1 or 9.2 will not be satisfied; provided, however, that if such breach is curable by the non-terminating party and such cure is reasonably likely to be completed prior to the date specified in Section 11.1(b)(i), then, for so long as the non-terminating party continues to use its reasonable efforts to effect and cure, the terminating party may not terminate pursuant to this Section 11.1(b)(iii);

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

                        (iv) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an order making illegal or otherwise permanently restricting, preventing or otherwise prohibiting the Merger and such order shall have become final and nonappealable;

                (c) by Lions Gate or the Company if the Company or its shareholders receive a Superior Offer in connection with which the Board of Directors of the Company exercises the rights specified in Section 6.5(c) to withhold, withdraw, amend or modify its recommendation of the Merger; or

                (d) by Lions Gate if the Company breaches Section 6.2 of this Agreement and Lions Gate is in substantial compliance with its obligations under this Agreement.

        11.2    EFFECT OF TERMINATION.

                (a) If this Agreement is validly terminated by either the Company or Lions Gate pursuant to Section 11.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of the parties hereto, except (i) that nothing, other than Sections 11.2(b) and 11.2(c), contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement, and (ii) as provided in Sections 11.2(b) and 11.2(c).

                (b) In the event that Lions Gate or the Company terminates this Agreement pursuant to Section 11.1(c), then the Company shall, within one Business Day after receipt of a request from Lions Gate, pay to Lions Gate in cash (x) a termination fee of US$3,000,000 as liquidated damages and not as a penalty and (y) an amount equal to all documented out-of-pocket expenses and fees incurred by Lions Gate in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and expenses payable to all banks, investment banking firms and other financial institutions and persons and their respective agents and counsel for acting as Lions Gate's financial advisor with respect to, or arranging or committing to provide or providing any financing for, the Merger, Lions Gate's legal counsel and Lions Gate's independent accountants), PROVIDED, that in no event shall the amount of such reimbursable fees and expenses exceed $500,000 in the aggregate (the amounts referred to in clauses (x) and (y) above are collectively referred to as the "Company Termination Fee").

                (c) In the event that the Merger does not close due to the nonfulfillment of the conditions specified in Section 8.11 or Section 9.11, then Lions Gate shall, within one Business Day after receipt of a request from the Company, pay to the Company in cash (x) a termination fee of US$1,000,000 as liquidated damages and not as a penalty and (y) an amount equal to all documented out-of-pocket expenses and fees incurred by the Company in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and expenses payable to all banks, investment banking firms and other financial institutions and persons and their respective agents and counsel for acting as the Company's financial advisor with respect to, or arranging or committing to provide or providing any financing for, the Merger, the Company's legal counsel and the Company's independent accountants), PROVIDED, that in no event shall the amount of such reimbursable fees and expenses exceed US$250,000 in the aggregate (the amounts referred to in clauses (x) and (y) above are collectively referred to as the "Lions Gate Termination Fee").

                (d) The Parties acknowledge that the agreements contained in this Section 11.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Parties would not enter into this Agreement; accordingly, if a Party fails to pay in a timely manner the amounts due pursuant to this Section 11.2 and, in order to obtain such payment, the other Party makes a claim that results in a judgment against such Party for the amounts set forth in this Section 11.2, such Party shall pay to the other Party its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 11.2 as provided by this Agreement. Payment of the Company Termination Fee or the Lions Gate Termination Fee described in this
Section 11.2 shall be in lieu of the amount of Adverse Consequences incurred in the event of breach of this Agreement.

                                   ARTICLE XII
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

        12.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in this Agreement shall be deemed conditions to the Merger, to the extent stated in Sections 8.1 and 9.1, and shall not survive the Closing or the termination of this Agreement.

                                  ARTICLE XIII
                                  MISCELLANEOUS

        13.1 PARTIES OBLIGATED AND BENEFITED. This Agreement shall be binding upon the Parties and their respective successors by operation of law and shall inure solely to the benefit of the Parties and their respective successors by operation of law, and no other Person shall be entitled to any of the benefits conferred by this Agreement, except that the Company Shareholders shall be third party beneficiaries of this Agreement and except as provided in Sections 10.5 and 13.12. Without the prior written consent of the other Party, no Party may assign this Agreement or the Collateral Documents or any of its rights or interests or delegate any of its duties under this Agreement or the Collateral Documents.

        13.2 NOTICES. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section as promptly as practicable thereafter). Notices shall be addressed as follows:

                (a)     If to Lions Gate, Merger Sub or the Surviving
Corporation, to:

                           Lions Gate Entertainment Corp.
                           Suite 3123, Three Bentall Centre

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

                           595 Burrard Street
                           Vancouver, British Columbia V7X 1J1
                           Attention: Gordon Keep, Senior Vice President Facsimile No. (604) 609-6145

                  If to the Company before the Closing Date to:

                           Trimark Holdings, Inc.
                           4553 Glencoe Avenue, Suite 200
                           Marina Del Rey, California 90292
                           Attention: Mark Amin, Chief Executive Officer Facsimile No. (310) 314-4238



Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section.

        13.3 ATTORNEYS' FEES. In the event of any action or suit based upon or arising out of any alleged breach by any Party of any representation, warranty, covenant or agreement contained in this Agreement or the Collateral Documents, the prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other Party.

        13.4 HEADINGS. The Article and Section headings of this Agreement are for convenience only and shall not constitute a part of this Agreement or in any way affect the meaning or interpretation thereof.

        13.5 CHOICE OF LAW. This Agreement and the rights of the Parties under it shall be governed by and construed in all respects in accordance with the laws of the State of California, without giving effect to any choice of law provision or rule (whether of the State of California or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of California).

        13.6 RIGHTS CUMULATIVE. All rights and remedies of each of the Parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

        13.7 FURTHER ACTIONS. The Parties shall execute and deliver to each other, from time to time at or after Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

         13.8 TIME OF THE ESSENCE. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under

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

this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act shall be extended to the next succeeding Business Day.

        13.9 LATE PAYMENTS. If either Party fails to pay the other any amounts when due under this Agreement, the amounts due will bear interest from the due date to the date of payment at the prime rate reported in the WALL STREET JOURNAL from time to time.

        13.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        13.11 ENTIRE AGREEMENT. This Agreement (including the Exhibits, the Company Disclosure Statement, the Lions Gate Disclosure Statement and any other documents, instruments and certificates referred to herein, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the Parties.

        13.12 THIRD PARTY BENEFICIARIES. The officers and directors of the Company, including Mark Amin in that capacity, are intended third party beneficiaries of this Agreement.

        IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

                          LIONS GATE ENTERTAINMENT CORP., a British
                          Columbia corporation


                          By: /s/ Jon Feltheimer
                             --------------------------------------------------

                          LGE MERGER SUB, INC., a Delaware corporation


                          By: /s/ Jon Feltheimer
                             --------------------------------------------------

                          TRIMARK HOLDINGS, INC., a Delaware corporation


                          By: /s/ Mark Amin
                             --------------------------------------------------

                              /s/ Mark Amin
                          -----------------------------------------------------
                          Mark Amin, individually (as to Section 10.5 only)


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

                                    EXHIBIT 2
                                TOP COMPANY FILMS

1.   "After the Storm"

2.   "Another Day In Paradise"

3.   "Blood Oranges"

4.   "Blood Surf" aka "Krocodylus"

5.   "Chairman of the Board"

6.   "Cord"

7.   "Cube"

8.   "Diplomatic Siege" aka "Enemy of My Enemy"

9.   "Eve's Bayou"

10.  "Fear of Flying" aka "Turbulence II"

11.  "Gateway" aka "Turbulence III"

12.  "Held Up" aka "Inconvenienced II"

13.  "King Cobra"

14.  "Leprechaun V"

15.  "Mummy" aka "Nora"

16.  "Skipped Parts"

17. SNL Titles (including but not limited to "SNL-Chris Farley", "SNL-Adam Sandler" and "SNL-Mike Myers")

18.  "Stalk"

19.  "Star Kid"

20.  "Storm of the Century"


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

                                    EXHIBIT 3
                              TOP LIONS GATE FILMS

1.   "American Psycho"

2.   "Buffalo"

3.   "Gods & Monsters"

4.   "Affliction"

5.   "Dogma"

6.   "Ginger Snaps"

7.   "Shadow of a Vampire"

8.   "Onegin"

9.   "The Dinner Game"

10.  "8 1/2 Women"

                                    EXHIBIT 5



1.     "ANOTHER DAY IN PARADISE"

2.     "BILLY'S HOLLYWOOD SCREEN KISS"

3.     "BLOOD ORANGES"

4.     "BLUE JUICE"

5.     "CARNIVAL OF SOULS"

6.     "CHAIRMAN OF THE BOARD"

7.     "CIRCLE OF PASSION" aka "Never Ever"

8.     "COLONY, THE"

9.     "CORD"

10.    "CUBE"

11.    "CURVE" aka "Dead Man's Curve"

12.    "DELIVERY, THE"

13.    "DENTIST II, THE"

14.    "DIPLOMATIC SIEGE" aka "Enemy of My Enemy"

15.    "EVE'S BAYOU"

16.    "FEAR OF FLYING" aka "Turbulence II"

17.    "GOING OVERBOARD"

18.    "GROUND CONTROL"

19.    "INCONVENIENCED II" aka "Held Up"

20.    "JOE THE KING"

21. "KID IN ALADDIN'S PALACE" aka "Kid in Arabian Knights" aka "Kid in Aladdin's Court"

22.    "KING COBRA"

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


23.    "KROCODYLUS" aka "Blood Surf"

24.    "LAST SEPTEMBER"

25.    "LEPRECHAUN V"

26.    "LET THE DEVIL WEAR BLACK"

27.    "MEET WALLY SPARKS"

28.    "MR. MURDER"

29.    "MUMMY" aka "Nora" aka "Trance"

30.    "MY TEACHER'S WIFE" aka "Bad with Numbers"

31.    "NATURAL BORN KILLERS"

32.    "NOAH DEARBORN" aka "The Secret Life of Noah Dearborn"

33.    "PHOENIX"

34.    "SKIPPED PARTS"

35.    "SLAM"

36. SNL Titles (including but not limited to "SNL - CHRIS FARLEY", "SNL-ADAM SANDLER" and "SNL-MIKE MEYERS")

37.    "SOMETIMES III" aka "Sometimes They Come Back for More"

38.    "SPRUNG" aka "Dogs"

39.    "STALK"

40.    "STAND OFF" aka "Prairie Fire"

41.    "STAR KID"

42.    "STORM OF THE CENTURY"

43.    "TAIL LIGHTS FADE"

44.    "TREEHOUSE"

45.    "TRUCKS"

46.    "TWICE UPON A YESTERDAY"

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


47.    ULTIMATE FIGHTING CHAMPIONSHIP 16 & 17

48.    "WARLOCK III"

49.    "AFTER THE STORM"

50.    "TURBULENCE III" aka "Gateway"


                                       67